[redacted]

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. 1 – 2020

This Counteroffer is made a part of the ☑Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated 03/02/2023 between Arrived Holdings Inc, and/ or Assigns

("Buyer") an [redacted]

("Seller") and relating to the purchase of the following Property:

1028 Alexandra Street Southwest, Albuquerque, NM 87121
Address City Zip Code

LT 14-P1 BLK 5 PLAT FOR SAGE POINTE SUBDIVISION CONT .0748 AC
Legal Description

or see metes and bounds description attached as Exhibit ***, Bernalillo County County, New Mexico; the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement".

I. INCORPORATED COUNTEROFFERS. Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers ______ are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

II. CHANGES TO TERMS OF PURCHASE AGREEMENT. The terms of the Purchase Agreement are changed as follows:

1) Purchase price to be $255,000.

2) Buyer to assume loan on solar panels.

Adrian Segura

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. 1 – 2020

************************************ BLANK **

III. UNCHANGED TERMS REMAIN THE SAME. All other terms and conditions of the Purchase Agreement not otherwise modified by this Counteroffer remain unchanged.

IV. EXPIRATION DATE/DELIVERY. This Counteroffer will expire unless acceptance is delivered in writing to ☐ Buyer or Buyer's Broker or ☑ Seller or Seller's Broker on or before 03/03/2023 at 5:00 ☐ a.m. ☑ p.m. Mountain Standard Time.

V. WITHDRAW. Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☐ **REJECTS & SUBMITS** Counteroffer ________ (NMAR Form 5102). **INITIALS:** ____ ____

☐ **REJECTS this Counteroffer. INITIALS:** ____ ____

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

[redacted]

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NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

ATTENTION SELLER AND BUYER!

Per the NMAR Purchase Agreements, Seller is required to disclose all Adverse Material Facts relating to the Property about which Seller has actual knowledge, including defects which the Buyer could determine through their own due diligence. *Failure to comply with this requirement could expose Seller to claims of breach of contract, misrepresentation and/or fraud.*

IMPORTANT DEFINITIONS

ACTUAL KNOWLEDGE: "ACTUAL KNOWLEDGE" means the Seller has direct and clear knowledge of things, without investigation, analysis, or review. Seller is under no obligation to conduct inspections to determine what Adverse Material Facts may exist on and/or around the Property, which is why it is important for Buyer to exercise their rights under the Purchase Agreement to fully inspect all aspects of the Property. This Disclosure Statement is strictly based on Seller's ACTUAL KNOWLEDGE of ADVERSE MATERIAL FACTS relating to the Property as of the date Seller completes this Disclosure Statement.

ADVERSE MATERIAL FACTS: "ADVERSE MATERIAL FACTS" are facts that would affect the desirability or value of the property to a reasonable person.

DISCLOSURE NOT REQUIRED: Per New Mexico law, Seller is NOT required to disclose the following suspicions or facts, and no cause of action shall arise against a seller or any brokers involved in the transaction for failure to disclose the following suspicions or facts. Further, the failure to make a disclosure of any of the following shall not be deemed to be grounds for termination or rescission of any sale or exchange:

- The Property was the site of a natural death;
- The Property was the site of a homicide, suicide, assault, sexual assault or any other crime punishable as a felony; or
- The Property was owned or occupied by a person who was exposed to, infected with or suspected to be infected with the human immunodeficiency virus or diagnosed to be suffering from acquired immune deficiency syndrome or any other disease that has been determined by medical evidence as highly unlikely to be transmittable to others through the occupancy of improvements to real property or that is not known to be transmitted through the occupancy of improvements located on that real property.

NEWLY DISCOVERED ADVERSE MATERIAL FACTS: Adverse Material Facts which Seller discovers AFTER Seller has delivered their initial Adverse Material Facts Disclosure to Buyer. Newly Discovered Adverse Material Facts do not include Adverse Material Facts that Buyer becomes aware of through their own due diligence.

REMEDIATED ADVERSE MATERIAL FACTS: An Adverse Material Fact that previously existed, but that Seller has replaced, repaired or otherwise remedied in such a way and to such an extent that Seller is confident that the Adverse Material Fact no longer exists. In order to feel confident that an Adverse Material Fact is a Remediated Adverse Material Fact, Seller must have had sufficient time and opportunity to observe the repair or replacement in order to confirm the repair or replacement remedied the Adverse Material Fact.

PROPERTY: ALL features, fixtures, elements and/or improvements located on the Property (e.g. homes, detached garages, carports, barns, studios, workshops, etc.), even if a specific element and/or improvement is not listed.

[redacted]

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NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

⚠ IMPORTANT INSTRUCTIONS ⚠

DISCLOSURE OF REMEDIATED ADVERSE MATERIAL FACTS. Seller is not required to disclose Remediated Adverse Material Facts; **HOWEVER, SEE BELOW.**

SELLER BEWARE: If you elect not to disclose a Remediated Adverse Material Fact because you believe the issue has been fully remediated and it is later revealed that the repair, replacement or remedy did not in fact fully and completely remediate the issue, and as a result, the Buyer suffers damages, then you may be liable to the Buyer for those damages. For this reason, please consider the following:

1. **Disclosing the Remediated Adverse Material Fact;**
2. **Disclosing how the Remediated Adverse Material Fact was remediated (for example, was it repaired or replaced); and**
3. **Providing any invoices paid to third-party vendors for the remediation of the Remediated Adverse Material Fact.**

BUYER: You are encouraged to confirm with your own inspectors and/or appropriate professionals that any remediation of a Remediated Adverse Material Fact did in fact fully and completely remediate the Remediated Adverse Material Fact.

DISCLOSURE IS REQUIRED EVEN IF SELLER DID NOT OCCUPY PROPERTY. Seller is required to disclose all ADVERSE MATERIAL FACTS about which they have ACTUAL KNOWLEDGE, ***even if they have never occupied the Property.***

CHECK THE BOX AT THE END OF EACH SECTION TO INDICATE NO KNOWLEDGE OF ADVERSE MATERIAL FACTS. If Seller has *no* ACTUAL KNOWLEDGE of ADVERSE MATERIAL FACTS relating to the feature, fixture, and/or element, check the box at the end of each section. **NOTE: EVERY SECTION SHOULD EITHER DISCLOSE AN ADVERSE MATERIAL FACT RELATING TO THAT SECTION OR INDICATE THAT SELLER HAS NO KNOWLEDGE OF ADVERSE MATERIAL FACTS RELATED TO THAT ELEMENT OF THE PROPERTY.**

NEWLY DISCOVERED ADVERSE MATERIAL FACTS. Seller MUST update this Disclosure Statement ***promptly*** after discovery of any Newly Discovered Adverse Material Facts (See NMAR Form 1110A – Addendum to Adverse Material Facts Disclosure Statement). Buyer's right to object to the Newly Discovered Adverse Material Facts is set forth in the Purchase Agreement.

EXAMPLES PROVIDED ARE NOT ALL INCLUSIVE. Each element of the Property listed include several specific examples of features or fixtures associated with that element of the Property. Neither the list of elements, nor the list of examples, includes all possible elements of the Property or features associated with those elements. **Seller's disclosures should NOT be limited to the examples provided.**

ATTACH AN EXHIBIT IF MORE SPACE IS NEEDED. If more space is required to disclose ADVERSE MATERIAL FACTS for any given section or for an issue for which there is no section, attach an exhibit (NMAR Form 2200) indicating the section number, if applicable, and the Adverse Material Facts being disclosed.

INFORMATION SHEETS AVAILABLE. Buyers and Sellers are encouraged to request copies of the information sheets referenced in this Adverse Material Facts Disclosure Statement. For a complete list of information sheets available throu h NMAR, ask your Broker.

B [redacted]

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REALTOR®

EQUAL HOUSING OPPORTUNITY

NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

SELLER PROVIDES THIS DISCLOSURE STATEMENT IN ORDER TO DISCLOSE TO BUYER(S) AND PROSPECTIVE BUYER(S) *ADVERSE MATERIAL FACTS* CONCERNING THE PROPERTY ABOUT WHICH SELLER HAS *ACTUAL KNOWLEDGE*.

DISCLOSURE STATEMENT TO BE COMPLETED BY SELLER, NOT BROKER

This Disclosure Statement involves certain real property located at:

1028 Alexandra Street Southwest, Albuquerque, NM 87121

Address (Street, City, State, Zip Code)

Legal Description LT 14-P1 BLK 5 PLAT FOR SAGE POINTE SUBDIVISION CONT .0748 AC

or see metes and bounds or other legal description attached as Exhibit **** , Bernalillo County County(ies), New Mexico.

AUTHORIZATION AND HOLD HARMLESS: Seller hereby authorizes Listing Broker to provide a copy of this Disclosure Statement to any person or entity in connection with any actual or anticipated sale of the Property. Seller further agrees to indemnify and hold Listing Broker and Brokerage harmless from all claims for damages based upon the disclosures made in this Disclosure Statement and for Seller's failure to disclose any **ADVERSE MATERIAL FACTS** known to the Seller.

SELLER REPRESENTATIONS: Seller affirms that the information contained in this Disclosure Statement is correct to Seller's **ACTUAL KNOWLEDGE** as of the date signed by Seller. Seller warrants that he/she has prepared this Disclosure Statement and any attachments hereto and that this Disclosure Statement encompasses all **ADVERSE MATERIAL FACTS** concerning the Property that are actually known to the Seller as of the date signed by Seller. If Seller becomes aware of any changes in the foregoing information, Seller shall update this Disclosure Statement promptly after discovery. If the Property is part of a Common Interest Community, this Disclosure Statement is limited to the Property or Unit itself, unless otherwise indicated.

Seller to check all that apply:

- ☐ Seller currently occupies the Property. ______________ (beginning date)
- ☑ Seller occupied the Property from 09/14/2020 to 02/03/2023 (dates).
- ☐ Seller has never occupied the Property.
- ☐ Property is currently leased.
- ☐ Property includes a residential dwelling(s) built prior to 1978.
- ☑ Property is located within a HOA (Homeowners' Association), COA (Condo Owners' Association) or other Owners' Association. *
- ☐ Property is located within a PID (Property Improvement District). *
- ☐ Property includes a Manufactured, Modular or Off-site Built Home(s). *
- ☐ Property is located within governmentally designated flood plain or wetland area.

*** INFO SHEET(S): 4600 – Homeowners' Association, 2356 – Condominium Association, 4500 – Public Improvement District Act, 2305 – Manufactured Housing**

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

1. **ACCESS (Easements, Private, Public, Shared Road Agreements, etc.)**
   Describe any known issues such as: Legal Disputes Concerning Access, Uninsurable Access, etc.

   ☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

2. **APPLIANCES (Dishwashers, Dryers, Microwaves, Refrigerators, Ranges, Washers, etc.)**
   Describe any known issues such as: Inefficient/Non-Cooling Refrigerators, Non-Functioning Range Burners, etc.

   ☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

3. **BASEMENTS AND/OR SUBTERRAIN CONSTRUCTION**
   Describe any known issues such as: Evidence of Water, Flooding, Leakage, Moisture, Sump Pump, etc.

   ☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

4. ***BUILDING/STRUCTURAL (Ceilings, Doors, Exterior/Interior Walls, Flooring, Slabs, Windows, etc.)***
   Describe any known issues such as: Damaged Security System, Non-Functioning Garage Door Motor, etc.

   - Mold and dry rot on back porch
   - Drywall damage in closet shelf
   - Drywall damage by shower in spare bathroom

   ☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

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NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

5. BUILT-IN SYSTEMS (Garage Openers, Intercoms, Security Systems, Smart House Technology, etc.)
Describe any known issues such as: Damaged Security System, Non-Functioning Garage Door Motor, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

6. DOMESTIC WATER SUPPLY (Associations, City/Municipal, Community, Storage Tanks, Wells, etc.)
Describe known issues such as: Failing Systems, Low Supply/Production, Poor Quality, Restrictions, etc.
INFO SHEET(S): 2307 – Water Rights and Domestic Wells

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

7. ELECTRICAL AND/OR WIRING (Cable, Electrical, Ethernet, Telephone, etc.)
Describe known issues such as: Faulty Systems, Faulty Wiring, Non-Functioning Switch or Receptacle, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

8. FLOODING
Describe known issues such as: Damage Caused by Failing or Broken Pipes, Flooding, Draining, Grading Problems, Standing Water, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

REALTOR®

EQUAL HOUSING OPPORTUNITY

9. FOUNDATION
Describe known issues such as: Cracking, Inferior Design and/or Construction, Reinforcement, Settling, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

10. HAZARDOUS, ENVIRONMENTAL AND TOXIC
Describe known issues such as: Asbestos, Clandestine Drug Laboratories, Environmentally Sensitive Area, Landfill or Waste Dump, Cannabis Production, Mold, Radon, Reports of Lead-Based Paint, Underground StorageTanks, etc.
INFO SHEET(S): 2306 – Clandestine Drug Laboratory Remediation, 2309 – Mold, 2314 – Radon, 2315 – Lead-Based Paint (LBP) Renovation Repair and Painting Program

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

11. HEATING AND/OR AIR-CONDITIONING SYSTEMS
Describe known issues such as: Heating or Cooling Systems Incorrectly Sized for Square Footage, Rooms without Heating and/or Cooling, Damaged or Non-Functioning Systems, Inferior Installation, etc.
- Fan not operational in bathroom 2
- Cracked cooling unit belt in swamp cooler needs to be replaced

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

12. INSURANCE CLAIMS, PAST DAMAGE AND/OR REMEDIES
Describe known issues such as: Fire and/or Smoke Damage, Hail Damage, Remediated Element/Feature, Water Damage, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

13. IRRIGATION RIGHTS AND SYSTEMS (*Not Domestic Wells*)

Describe any known issues such as: Disputed Rights, Failing Systems, Low Production Ditches or Wells, etc.

INFO SHEET(S): 2307 – Water Rights and Domestic Wells

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

14. NOISE, ODORS AND/OR POLLUTION

Describe known issues such as: Continuous or Periodic Noise in/on the Property (e.g. flight path, highway/traffic noise, animals),Continuous or Periodic Odors, Pet Odors, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

15. PEST OR ANIMAL INFESTATION AND/OR DAMAGE

Describe known issues such as: Damage caused by Animals, Rodent Infestation, Termites, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

16. PLUMBING (Gas Lines, Radiant Heating, Sprinkler Systems, Water Heaters, Water Supply Lines, etc.)

Describe known issues such as: Leaks, Failing Systems, Inferior Products (e.g. Entran II, Kitec, Polybutylene), Low or Excessive Water Pressure, etc.

INFO SHEET(S): 7600 – Polybutylene, Kitec and Entran II

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

17. POOLS, SPAS AND/OR SAUNA

Describe known issues such as: Leaks, Failing Systems (e.g. Motors, Pumps, Filters), Inferior Installation, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

18. RENEWABLE ENERGY (Hydropower, Solar, Wind Turbines, etc.)

Describe known issues such as: Failing or Non-Functioning Systems (e.g. Panels, Converters, Batteries, Turbines), Inferior Installation, Inadequate Design, etc.

INFO SHEET(S): 5130 – Solar System Panel

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

19. ROOFS, GUTTERS AND/OR DOWNSPOUTS

Describe known issues such as: Leaks, Clogged Gutters and/or Downspouts, Deterioration, Failing Systems, Flat Spots, Inferior Construction and/or Products, Inferior Installation, Ponding, etc.

- Some shingle damage on west roof

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

20. SEWER AND/OR SEPTIC SYSTEM(S)

Describe known issues such as: Back-ups, Clogging, Failing Leach Field, Inferior Installation, Cracked or Leaking Holding Tanks, Sewer Line(s) Intrusion(s), etc.

INFO SHEET(S): 2308 – Septic Systems

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

[redacted]

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NEW MEXICO ASSOCIATION OF REALTORS® — 2023
PROPERTY DISCLOSURE STATEMENT
(ADVERSE MATERIAL FACTS)

21. SOIL, VEGETATION AND/OR LANDSCAPING

Describe any known issues such as: Contaminated Soil, Diseased and/or Dying Trees, Infested Shrubs, Non-FertileSoil, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

22. SUPPLEMENTAL WATER SUPPLY (AGRICULTURAL/LIVESTOCK) – Dirt Tanks, Livestock Wells, Storage Tanks, Streams, etc.

Describe known issues such as: Failing Systems, Low Supply/Production, Poor Quality, Restrictions, etc.

INFO SHEET(S): 2307 – Water Rights and Domestic Wells

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

23. USE, ZONING AND/OR LEGAL

Describe known issues such as: Citations from Government Entity, Covenants, Deed Restrictions, First Right of Refusal, HOA/COA/LOA Restrictions/Bylaws, Judgements, Lawsuits or Legal Proceedings, Liens, Un-Permitted Construction and/or Repairs, Variances, Zoning, Violations of New Mexico Subdivision Act, etc.

☐ ***If checked, Seller affirms no actual knowledge of adverse material facts regarding this topic***

24. OTHER

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REALTOR®

EQUAL HOUSING OPPORTUNITY

NEW MEXICO ASSOCIATION OF REALTORS® — 2023 PROPERTY DISCLOSURE STATEMENT (ADVERSE MATERIAL FACTS)

IMPORTANT NOTICE TO SELLER(S) AND BUYER(S)

The PURCHASE AGREEMENT, NOT this DISCLOSURE STATEMENT, determines whether an item is included in or excluded from the sale.

SELLER(S) warrants that the information herein is true, correct, and complete to the best of the Seller's ACTUAL KNOWLEDGE and belief as of the date signed by Seller.

[redacted] Time

Time

If additional signature lines are needed, please use NMAR Form 1150 — Signature Addendum

BUYER'S DUE DILIGENCE: This Disclosure Statement is not a substitute for any inspections the Buyer may wish to obtain. Buyer is advised to exercise all his rights under and in accordance with the Purchase Agreement to investigate the Property. Unless otherwise waived, Buyer(s) may complete any and all inspections of the Property that he deems necessary. The Buyer's rights to object to inspections and terminate the Agreement based on inspections are set forth in the Inspections Paragraph of the Purchase Agreement. Buyer is advised to thoroughly review those rights and understand the process. **The fact this Disclosure Statement fails to disclose an adverse material fact concerning a particular feature, fixture, and/or element of the Property DOES NOT imply that the same is free of defects.**

BUYER(S) acknowledges receipt of this DISCLOSURE STATEMENT.

[redacted] 3/4/2023

If additional signature lines are needed, please use NMAR Form 1150 — Signature Addendum

[redacted]

[redacted]

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
SOLAR PANEL SYSTEM LEASE/LOAN OR POWER PURCHASE AGREEMENT ASSUMPTION CONTINGENCY ADDENDUM – 2020

EQUAL HOUSING OPPORTUNITY

THIS FORM TO BE USED WHEN THE SOLAR PANEL SYSTEM INSTALLED ON THE PROPERTY IS SUBJECT TO A LEASE, LOAN OR A POWER PURCHASE AGREEMENT AND NEITHER PARTY WILL BE SATISFYING (PAYING-OFF) THE LEASE, LOAN OR POWER PURCHASE AGREEMENT PRIOR TO CLOSING.
FOR MORE INFORMATION, NMAR FORM 5130– SOLAR PANEL SYSTEM INFORMATION SHEET

This Addendum is part of the ☑ Residential ☐ Commercial ☐ Farm and Ranch Purchase Agreement dated ____________, between ______________________ ("Buyer") an [redacted] ("Seller") and relating to the following property:

1028 Alexandra Street Southwest, Albuquerque, NM 87121
Address City Zip

LT 14-P1 BLK 5 PLAT FOR SAGE POINTE SUBDIVISION CONT .0748 AC
Legal Description
Or see metes & bounds description attached as Exhibit **** ,Bernalillo County County, New Mexico.

Subject to the terms of this Addendum, the Agreement is contingent on the following: 1) Buyer's approval of Solar Panel System Documents, as defined herein; and 2) Buyer obtaining approval from the Lessor to assume Seller's Solar Panel System lease/loan or PPA under the existing terms and conditions thereof.

1. **TYPE OF ASSUMPTION:** A solar photovoltaic ("PV") panel system ("Solar Panel System") has been installed on the Property that is subject to a lease, unpaid loan or Power Purchase Agreement ("PPA"). The Solar Panel System shall convey with the Property. The term "Lessor," as used herein, shall refer to the company that leases the Solar Panel System to Seller, the company with whom the Seller has entered into a PPA or the servicer of the unpaid loan used by Seller to purchase the Solar Panel System, as indicated below.
   A. ☑ Loan on Solar Panel System
   B. ☐ Lease on Solar Panel System
   C. ☐ Power Purchase Agreement

2. **SELLER OBLIGATIONS.** ☑ Seller has **OR** ☐ Within 5 days after Date of Acceptance, Seller shall:
   A. Deliver to Buyer the most recent version of the Solar Panel System lease/loan or PPA documents and all other Solar Panel System documents in Seller's possession. (collectively, "Solar Panel System Documents");
   B. Provide to Buyer the name and phone number of the Lessor; and;
   C. Notify Lessor of the sale, the name of Buyer, and the name of the Escrow Company as set forth in Paragraph 3 of the Agreement.

3. **BUYER DUE DILIGENCE.**
   A. Buyer is advised that if the cost, insurability, operation, or value of the Solar Panel System is a material matter to Buyer, Buyer must investigate all concerns within the allotted time frame set forth below. This may include, but is not limited to:

*Age	*Maintenance	*Tax Implications
*End of Lease Terms	*Output and Production Guarantees	*Payment Adjustments
*Grid Tie-In	*Utility and Lessor Fees	*Warranties
*Homeowner's Insurance Coverage		*Utility Bills

DS [redacted]

[redacted]

B. Seller and Buyer recognize, acknowledge and agree that Brokers are not qualified to advise on solar panel systems, including, but not limited to, cost, insurability, operation, value, or transferability. Seller and Buyer are instructed to consult with independent legal counsel and other qualified licensed professionals to assist in their due diligence efforts.

4. **Buyer's Objection Period.** Buyer shall have 5 days from receipt of Solar Panel System Documents to terminate the Agreement based on the Solar Panel System Documents or any information discovered by Buyer's due diligence ("Solar Panel System Objection Deadline"). Buyer's failure to deliver a signed notice of termination within Solar Panel System Objection Deadline, shall conclusively be deemed a waiver of Buyer's right to terminate the Agreement based on objection(s) to the Solar Panel System Documents.

5. **Lease/Loan Assumption Contingency.**
   A. If Buyer does not terminate the Agreement by the Solar Panel System Objection Deadline, Buyer shall immediately apply for lease/loan or PPA assumption approval in the manner required by Lessor, and Seller and Buyer agree to cooperate fully with Lessor and supply the necessary documentation to complete the assumption.
   B. Buyer shall assume the Solar Panel System lease/loan or PPA under the existing terms and conditions within in 5 days prior to the Settlement/Signing Date. ("Assumption Approval Deadline"). This Agreement shall terminate, and Earnest Money shall be refunded to Buyer if, after a diligent and good faith effort, Buyer: (i) is unable to obtain assumption of the Solar Panel System lease/loan or PPA from Lessor; and (ii) delivers to Seller no later than the Assumption Approval Deadline a notice from the Lessor stating that Buyer was unable to obtain approval of the Solar Panel System lease/loan or PPA ("Rejection Notice").
   C. If Buyer does not assume the Solar Panel System lease/loan or PPA within the Assumption Approval Deadline and fails to deliver a Rejection Notice prior to the Assumption Approval Deadline, Buyer shall forfeit his Earnest Money to Seller.

Because conducting due diligence with respect to the Solar Panel System is beyond the scope of Broker's expertise, Seller and Buyer expressly release and hold harmless Broker(s) from liability for any defects, conditions or transferability problems pertaining to the Solar Panel System.

Buyer(s) and Seller(s) agrees to the modified or additional terms and conditions set forth above.

SELLER S

[redacted]

BUYER(S)

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REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® SOLAR SYSTEM PANEL INFORMATION SHEET - 2020

EQUAL HOUSING OPPORTUNITY

system, the homeowner does NOT reap the benefits of tax credits. Scheduled monthly lease payments must be included in the debt-to-income (DTI) ratio if the buyer is getting a loan and the appraisal should **NOT** give value to the solar panels. The title work will reflect a Uniform Commercial Code ("UCC") financing statement or Notice of Independent Solar Energy and the UCC financing statement termination or Release of Notice of Independent Solar Energy would need to be obtained at closing as evidence of its removal.

Power Purchase Agreements (PPAs). PPAs are solar energy agreements where the homeowner purchases the energy generated by the DEGS. The homeowner only pays for the energy that was produced. PPA payments are excluded from the DTI ratio since the payments are solely based on the energy produced. As with solar leases, a third-party buy, installs and maintains the DEGS and is the owner of the DEGS and therefore; the beneficiary of any state of federal tax credits. As with a solar lease, the maintenance, monitoring and insurance is the responsibility of the third-party owner. In the case of a loan, the appraisal will not give value to the solar panels. Like a Solar Lease, the title work will reflect a UCC financing statement or Notice of Independent Solar Energy, which would need to be released in the same manner at closing.

Solar Loans. A homeowner borrows money from a lender or solar developer for the installation of the DEGS. The homeowner owns the system and is therefore the beneficiary of all state and federal tax credit as well as responsible for the maintenance, monitoring operation of the system. The loan payment is included in the DTI ratio. The appraisal should give value to the solar panels. The system is not covered under an insurance policy or warranty, it is the homeowner's responsibility to seek out insurance.

Property Assessed Clean Energy (PACE) Program. A PACE Program allows a property owner to finance renewable energy improvements to that owner's property through an additional assessment added to the owner's tax bill. (usually for a period of 15-20 years). The PACE assessment is attached to the property rather than to the homeowner, thus, making it easier for homeowners to purchase a DEGS, even if they may want to sell their home before the system is fully paid off. Two New Mexico laws address PACE Loans: The Renewable Energy Financing District ("REFD") Act and the Solar Energy Improvement Assessment ("SEIA") Act, both passed in 2009. Both Acts address the priority of a PACE Loan.

Under the REFD Act, full special assessment constitutes a lien on the property, which has priority over ALL OTHER liens except liens for ad valorem property taxes. Under the SEIAA ACT, PACE Liens have priority co-equal with other property tax liens and no lien can exceed the annual amount of Solar Energy Improvement Special Assessment imposed on the property. FHA announced in December 2017 that it would no longer insure mortgages on homes that carry a PACE lien.

CONSIDERATIONS WHEN SELLING/BUYING A HOME WITH A DEGS:

If the DEGS is owned out right, it may increase the value of the property and result in a faster sales time. If the seller purchased the DEGS with a loan, the loan will have to be paid off before selling the property. If the DEGS is leased, the issue becomes more complicated. As discussed, DEGS leases can last between 10 and 20 years, and it can be expensive to "buy out" the DEGS lease or roll the lease into the house purchase. Further, if the DEGS lease raises the buyer's DTI ratio, the buyer may not be able to qualify for a mortgage. Sellers should prepare the following resources for prospective buyers, as Buyers should investigate these issues BEFORE purchasing a home with a DEGS:

1. **If the DEGS is leased, what are the steps for transferring a lease?** Find out the details of the contract, including monthly fees, length of the contract, transferability of the lease/PPA. Whether a buyer will qualify for a lease assumption depends on a number of factors and buyers should make this determination early in the process. See Solar Panel System Lease/Loan/PPA Assumption (NMAR Form 5125).
2. **Which company installed the DEGS and what are the system's warranty details?** Consult the DEGS paperwork to determine if the warranty will cover a new buyer and if it does, to determine the length of time for such coverage.
3. **How can the DEGS be removed?** There is a possibility a buyer will request the solar panels to be removed, either because they do not want them or because they do not qualify for the lease/PPA. Speak with the company that installed the DEGS to see how much it would cost to remove or relocate the DEGS. **NOTE: Often, a DEGS may NOT be removed unless the DEGS owner/seller has another property upon which t** [redacted]

Buy [redacted]

[redacted]

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
SOLAR SYSTEM PANEL INFORMATION SHEET - 2020

EQUAL HOUSING OPPORTUNITY

4. **Who manufactured the DEGS?** Determine the array's manufacturers. If the DEGS was produced by a U.S. corporation, DEGS owners are covered by the Magnuson–Moss Warranty Act, which protects U.S. consumers from misleading warranty terms.
5. **What's the size of the DEGS?** The size of the solar array will determine the energy bill savings. Review past energy bills or find out the number of kilowatts the system produces.
6. **Does the utility company offer net metering?** Depending on the utility company, some DEGS owners are eligible for net metering. This can help you determine how much a prospective buyer may save on their monthly electricity

CONVENTIONAL LOAN/APPRAISAL CONSIDERATIONS. ***NOTE: Other loan programs may have different and/or additional loan requirements.***

DEGS Owned by Seller

If the DEGS is owned, a copy of the DEGS receipt/sales agreement must be provided to the underwriter. The appraiser must identify the property energy–efficient features, comment on any effect to value or marketability and make appropriate adjustments to reflect the market reaction to the energy-efficient features. The appraisal must indicate that the property has access to traditional electric utilities (there must be a backup in the event the solar panel is defective or does not produce the amount of energy intended). For a loan or if the system is owned, the appraisal **CAN** give value to the solar panels.

DEGS Leased or Owned by a Third-Party.
A copy of the Power Purchase Agreement (PPA) will have to be provided and the following shall apply:

- The solar panels may not be included in the appraised value of the property;
- The property must maintain access to an alternate source of electric power that meets community standards; and
- The monthly lease payment must be included in the DTI Ratio calculation unless the lease is structured to: provide delivery of the specific amount of energy at a fixed payment during a given period and has a production guarantee that compensates the borrower on the prorated basis in the event the solar panel fail to meet the energy output required for in the lease for the period. **NOTE:** Payments under the PPA where the payment is calculated solely based on the energy produced may be excluded from the DTI ratio.

Power Purchase Agreement MUST include/state:

- Any damage that occurs as a result of installation, malfunction, manufacturing defect, or the removal of the solar panels is the responsibility of the owner of the equipment and the owner must be obligated to repair the damage and return the improvements to their original or prior condition (for example, sound and watertight conditions that are architecturally consistent with the home).
- The owner of the solar panels agrees not to be named loss payee (or named insured) on the property owner's property insurance policy covering the residential structure on which the panels are attached. As an alternative to this requirement, the lender may verify that the owner of the solar panels is not a named loss payee (or named insured) on the property owner's property insurance policy, and
- In the event of foreclosure, the lender or assignee has the discretion to:
  - ➢ Terminate the lease/agreement and require the third-party owner to remove the equipment
  - ➢ Become, without payment of any transfer or similar fee, the beneficiary of the borrower's lease/agreement with the third party, or
  - ➢ Enter into a new lease/agreement with the third party, or
  - ➢ Enter into a new lease/agreement with the third party, under terms no less favorable than the prior owner.
- An exception to coverage on the title insurance policy for recorded instruments relating to the solar panels must comply with B7-2-05, Title Exceptions and Impediments, which addresses the UCC lien discussed above.

FANNIE MAE: Fannie Mae also requires a letter on the Lease Holder, or third party owner's letterhead, dated, and signed stating the following: *"In the event of foreclosure, the lender or assignee has the discretion to: terminate the lease/agreement and require the third-party owner to remove the equipment; become, without payment of any transfer or similar fee, the beneficiary of the borrower's lease/agreement with the third party or enter into a ne* [redacted] *under terms no less favorable that the prior owner."*

Bu [redacted]

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

PART I – BROKER DUTIES DISCLOSURE

Per New Mexico law, Brokers are required to perform a specific set of applicable Broker Duties. Prior to the time the Broker generates or presents any written document that have the potential to become an express written agreement, they must disclose such duties and obtain written acknowledgement that the Broker has made such disclosures.

SECTION A: **All Brokers in this transaction owe the following Broker duties to *ALL* buyers and sellers in this transaction, even if the Broker is not representing the buyer or the seller in the transaction:**

1. Honesty and reasonable care and ethical and professional conduct;
2. Compliance with local, state, and federal fair housing and anti-discrimination laws, the New Mexico Real Estate License Law and the Real Estate Commission rules and other applicable local, state, and federal laws and regulations;
3. Performance of any and all written agreements made with the prospective buyer, seller, landlord (owner) or tenant;
4. Written disclosure of any potential conflict of interest that the Broker has in the transaction, including, but not limited to;
   - **A.** Any written Brokerage relationship the Broker has with any other parties to the transaction or;
   - **B.** Any material interest/relationship of a business, personal or family nature that the Broker has in the transaction; or
   - **C.** Any written agreement the Broker has with a Transaction Coordinator who will be providing services related to the transaction.
5. Written disclosure of any adverse material facts actually known by the Broker about the property or the transaction, or about the financial ability of the parties to the transaction to complete the transaction; adverse material facts requiring disclosure do not include any information covered by federal fair housing laws or the New Mexico Human Rights Act.

SECTION B: **In addition to the above duties, Broker(s) owes the following Broker Duties to the buyer(s) and/or seller(s) in this transaction to whom the Broker(s) is/are directly providing real estate services, regardless of the scope and nature of those services.**

1. Unless otherwise agreed to in writing by the party, assistance to the party in completing the transaction including:
   - **A.** Timely presentation of and response to all written offers or counteroffers; and
   - **B.** Active participation in assisting in complying with the terms and conditions of the contract and with the finalization of the transaction;

   If the Broker in the transaction is not providing the service, advice or assistance described in Para. 1 (A) or 1 (B) of this Subsection, the party must agree in writing that the Broker is not expected to provide such service, advice or assistance. The Broker shall disclose the existence of such agreement in writing to the other Brokers involved in the transaction.
2. Acknowledgement by the Broker that there may be matters related to the transaction that are outside the Broker's knowledge or expertise and that the Broker will suggest that the party seek expert advice on these matters;
3. Advice to consult with an attorney regarding the effectiveness, validity or consequences of any written document generated by the Brokerage or presented to the party and that has the potential to become an express written agreement;
4. Prompt accounting for all money or property received by the Broker;
5. Maintenance of any confidential information learned in the course of any prior agency relationship unless the disclosure is with the former principal's written consent or is required by law;
6. Written disclosure of Brokerage relationship options available in New Mexico:
   - **A. Exclusive agency:** an express written agreement between a person and a Brokerage wherein the Brokerage agrees to exclusively represent as an agent the interests of the person in real estate transaction;
   - **B. Dual agency**: an express written agreement that modifies existing exclusive agency agreements to provide that the Brokerage agrees to act as a facilitator in the real estate transaction rather than as an exclusive agent for either party;
   - **C. Transaction Broker:** the non-fiduciary relationship created by law, wherein a Brokerage provides real estate services without entering an agency relationship.
7. Unless otherwise authorized in writing, a Broker who is directly providing real estate services to a seller shall not disclose the following to the buyer in a transaction:
   - **A.** That the seller has previously indicated they will accept a sales price less than the asking or listed price;
   - **B.** That the seller will agree to financing terms other than those offered;
   - **C.** The seller's motivations for selling/leasing; or
   - **D.** Any other information the seller has requested in writing remain confidential, unless disclosure is required by law;
8. Unless otherwise authorized in writing, a Broker who is directly providing real estate service to a buyer shall not disclose the following to the seller in the transaction:
   - **A.** That the buyer has previously indicated they will pay a price greater than the price submitted in a written offer;
   - **B.** The buyer's motivation for buying; or
   - **C.** Any other information the buyer has requested in writing remain con[redacted]

BUYER(S) AND SELLER(S): PLEASE ACKNOWLEDGE R[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

PART II – OTHER REQUIRED DISCLOSURES

Broker shall update these and all other required disclosures as needed.

BUYER'S BROKER DISCLO [redacted]

1. **Brokerage Relationship**. [redacted]
   - ☒ Transaction Broker ☒ [redacted]
   - ☐ Agent with a written Buyer Broker Agreement with Agency Addendum.
   - ☐ [redacted]

that discloses to a client that the Broker representing him/her as an agent is the client's only representative in the Brokerage. When Designated Agency is *not* chosen, Dual Agency is created. Prior to writing or presenting this offer, Broker must obtain written consent from the parties to act as a Dual Agent (NMAR Form 1301 - Agency Agreement – Dual).

4. **Additional Disclosures:** If applicable, check box below and where noted (*), attach NMAR Form 2100 – Brokers Duties Supplemental Disclosure or other disclosure.
   - ☐ Buyer's Broker has an **OWNERSHIP INTEREST IN PROPERTY**
   - ☐ Buyer's Broker has a **CONFLICT OF INTEREST** or **MATERIAL INTEREST** (business, personal or family) *
   - ☐ Buyer's Broker knows of **ADVERSE MATERIAL FACTS** about the Property and/or Transaction*
   - ☐ Buyer's Broker has engaged a **TRANSACTION COORDINATOR**:________________________________.

SELLER'S BROKER DISCLOSURES:

1. **Brokerage Relationship**. ____________________________ ("Seller's Broker") is working with the Seller as a:
   - ☐ Transaction Broker with a written Listing Agreement.
   - ☐ Agent with a written Listing Agreement with Agency Addendum.
   - ☐ Transaction Broker without a written Listing Agreement, but with a Compensation Agreement.
2. **Additional Disclosures:** If applicable, check box below. Where noted (*), attach NMAR Form 2100 – Broker's Duties Supplemental Disclosure or other disclosure.
   - ☐Seller's Broker has an **OWNERSHIP INTEREST IN PROPERTY**
   - ☐Seller's Broker has a **CONFLICT OF INTEREST** or **MATERIAL INTEREST** (business, personal or family) *
   - ☐ Seller's Broker knows of **ADVERSE MATERIAL FACTS** about the Property and/or Transaction; *
   - ☐ Seller's Broker has engaged a **TRANSACTION COORDINATOR**:________________________________.

TRANSACTION COORDINATORS are licensed Brokers who have been engaged by the Broker as indicated above to assist the Broker in the processing of the transaction, which may include gathering information and paperwork, overseeing, and organizing contractual deadlines, communicating, and coordinating with lenders, title companies, inspectors, other Brokers, and the parties to the contract to facilitate the Closing of the transaction, and assembling the final transaction file for Closing. **TCs OWE BROKER DUTIES AS SET FORTH ON COVER PAGE 1. ATTN TCs: USE NMAR FORM 2100 TO MAKE ANY DISCLOSURES REQUIRED BY BROKER DUTIES.**

☐ Buyer is a New Mexico Real Estate Broker ☐ Seller is a New Mexico Real Estate Broker

☐ Buyer is a party to another Buyer-Broker Agreement

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

THE FOLLOWING IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. BROKERS ARE NOT PARTIES TO THIS PURCHASE AGREEMENT.

BUYER'S BROKER(S)

[redacted]

Buyer's Broker Name | Buyer's Broker's Qualifying Broker's Name and NMREC License No.

Buyer's Brokerage Firm | Office Phone | Cell Phone | Email Address

Buyer's Brokerage Address | City | State | Zip Code | Broker ☐is ☐is not a REALTOR®

SELLER'S BROKER(S)

Sellers's Broker Name | Seller's Broker's Qualifying Broker's Name and NMREC License No.

Seller's Brokerage Firm | Office Phone | Cell Phone | Email Address

Seller's Brokerage Address | City | State | Zip Code | Broker ☐is ☐is not a REALTOR®

Sellers's Broker Name | Seller's Broker's Qualifying Broker's Name and NMREC License No.

Seller's Brokerage Firm | Office Phone | Cell Phone | Email Address

Seller's Brokerage Address | City | State | Zip Code | Broker ☐is ☐is not a REALTOR®

[redacted]

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

1. **PARTIES AND AGREEMENT**
   Buyer: Arrived Holdings, Inc, and/or Assigns ______ agrees to buy from
   Seller: ______
   and Seller agrees to sell and convey to Buyer, in accordance with terms of this Purchase Agreement ("Agreement") the Property described in Para. 6 with Settlement / Signing date of ______ (See Para. 10 (A)).
   ☐ **Sole and Separate. (Check if Applicable):** If Buyer or Seller is married, and a Sole and Separate Agreement is required by the title company and/or lender, the applicable party(ies) shall deliver or cause to be delivered a Sole and Separate Agreement to the Title Company identified in Para. 5 within _____ days of Date of Acceptance.
2. **PURCHASE PRICE**. (Sum of A and B) **$** 250,000.00
   A. **APPROXIMATE CASH DOWN PAYMENT OR CASH DUE AT CLOSING** ☐ to be determined by lender and/or buyer **OR** $ ______
   B. **AMOUNT OF LOAN(S)** ☐ to be determined by lender and/or buyer **OR** $ ______
3. **OFF MARKET.** Unless otherwise agreed to in writing, as of Date of Acceptance, Seller shall take the Property off the market until termination of this Agreement or default by Buyer which is not waived by Seller, whichever occurs first ("Off Market"). While Off Market, Seller shall not accept any other offer to sell the Property, **except a Back-Up Offer**. Notwithstanding the foregoing, if the Property was marketed through the MLS, the listing is subject to MLS Rules.
4. **TIME OFF MARKET ("TOM") FEE.** This Para. 4 to be used **ONLY IF** Buyer **will be compensating** Seller for taking the Property Off Market. In the event of Closing, the TOM Fee SHALL NOT be refunded to Buyer or applied to Purchase Price, down payment, and/or Closing Costs. As compensation, Buyer shall deliver to Seller $______ in the form of ☐ Check ☐ Cash ☐ Other ______, no later than _____ **days** from Date of Acceptance. In the event of termination of this Agreement, Seller shall retain the entirety of the TOM Fee. Buyer's failure to timely deliver the TOM Fee shall be considered a default of this Agreement. NMAR Form 2104(A) – Time-Off-Market Fee / Earnest Money Information Sheet and NMAR Form 2104(B) - Receipt for Time Off Market.
5. **EARNEST MONEY**. Buyer shall deliver $ 10,000.00 Earnest Mone in the form of ☐ Check ☐ Cash ☐ Note ☒ Wire Transfer of Funds ☐ Other to ____ [redacted] later than 5 **days** from ☐ **Date of Acceptance** OR ☐ [redacted] **Deadline in Para. 22 (F)(ii) or if Buyer has objections to inspections, the date the parties reach Resolution** OR ☐ **OTHER** ______. Earnest Money shall be applied to Purchase Price, down payment, and/or Closing Costs upon Funding Date. If the lender prohibits the credit of any portion of the Earnest Money towards the Purchase Price, down payment and/or Closing Costs, the Earnest Money or applicable portion thereof shall be refunded to Buyer after Closing. Buyer's failure to timely deliver the Earnest Money shall be considered a default of this Agreement.
6. **PROPERTY**.
   A. **DESCRIPTION.**
   1028 Alexandra St SW, Albuquerque, NM 87121
   Address City State/Zip
   ______
   Legal Description
   or see metes and bounds or other legal description attached as Exhibit ______, ______ County(ies), New Mexico. An incomplete or inaccurate legal description of the Property shall not render this Agreement invalid; the legal description shall be completed or corrected to meet the requirements of the Title Company issuing the title policy.
   Gross Receipts Tax (GRT) Location Code: ______ (To be completed by Broker).

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

B. TYPE: ☒ Site built ☐ Manufactured housing ☐ Modular ☐ Off-site built ☐ Other: ____________________________ ____________________________________. NMAR Form 2305 – Information Sheet - Manufactured Housing.

C. OTHER RIGHTS. Seller shall convey to Buyer all existing wind, solar, water and mineral rights ("Other Rights") appurtenant to the Property. Seller makes NO warranties as to the existence of Other Rights. **TO SELLER:** If Seller is retaining any/all Other Rights, Seller should NOT sign this offer and should consult qualified legal counsel. **TO BUYER:** Other Rights previously severed from the Property and owned by third persons would not convey to Buyer by way of this Agreement. Buyer should consult qualified legal counsel to determine what Other Rights, IF ANY, Buyer is acquiring, to understand how non-conveyance of Other Rights may affect Buyer, and to ensure Other Rights that will convey are properly transferred at Closing.

D. FIXTURES, APPLIANCES AND PERSONAL PROPERTY. Items not otherwise addressed below are governed by the definitions of "Fixture" and "Personal Property" in Para. 33.

i. FIXTURES. Unless otherwise excluded herein, the Property shall include all Fixtures, free of all liens, including, but not limited to, the below Fixtures **if such Fixtures exist on the Property at the time Buyer submits his offer.**

- Attached fireplace grate(s) & screen(s)
- Attached floor covering(s)
- Attached mirror(s)
- Attached outdoor lighting & fountain(s)
- Attached pot rack(s)
- Attached window covering(s) & rod(s) (**NOT** including curtains, unless otherwise indicated below)
- Awning(s)
- Built in/attached speaker(s) & subwoofer(s)
- Built-in Murphy bed(s) **(INCLUDING** mattress)
- Central vacuum, to include all hoses & attachments
- Dishwasher(s)
- Fire Alarm(s) (if owned by Seller)
- Garbage disposal(s)
- Garage door opener(s)
- Heating system(s)
- Landscaping
- Light fixture(s)
- Mailbox(es)
- Outdoor plant(s) & tree(s) (other than those in moveable containers)
- Oven(s)
- Pellet, wood-burning or gas stove(s)
- Range(s)
- Window/door screen(s)
- Ceiling fan(s)
- Security System(s) – ALL components (if owned by Seller)
- Smoke Alarm(s) (if owned by Seller)
- Solar Power System(s)/Panels **(If leased by Seller, lien may exist)**
- Sprinkler(s)/irrigation equipment
- Storm window(s) & door(s)
- TV antenna(s) & satellite dish(es)
- Ventilating & air conditioning system(s)
- Water conditioning/filtration /water softener/purification system(s) (if owned by Seller)
- TV Wall Mounts (**NOT** including TVs, unless otherwise indicated below)

ii. PERSONAL PROPERTY. The following existing Personal Property, if checked, shall remain with the Property, shall be the actual Personal Property that is present as of the date Buyer submits his offer, shall not be considered part of the premises and shall be transferred with no monetary value, free and clear of all liens and encumbrances. **PERSONAL PROPERTY LISTED IN THE MLS LISTING IS NOT INCLUDED IN THIS PURCHASE AGREEMENT UNLESS INCLUDED BELOW.**

☒ Unattached window covering(s)
☐ Audio component(s)
☐ Video component(s)
☒ Decorative mirror(s) above bath vanities
☐ Dryer(s)
☐ Washer(s)
☐ Freezer(s)
☐ Microwave(s)
☐ TV(s)

☒ Freestanding Range(s)
☒ Kitchen Refrigerator(s)
☐ Other Refrigerator(s)
☒ Garage door remote(s) #_____
NOTE: If the number of garage door opener remote(s) is left blank, Seller's obligation shall be no more than one working remote.
☐ Storage Shed(s)
☐ OTHER______________________
__ [redacted]

☐ Satellite receiver(s) with access cards (if owned by Seller and if transferable)
☐ Unattached fireplace grate(s)
☐ Unattached fireplace screen(s)
☐ Unattached outdoor fountain(s) & equipment
☐ Unattached outdoor lighting
☐ Hot Tub(s)
☐ Pool & spa equipment including any mechanical or

If the property contains more than one of an item check, ALL of those items present at the time of Buyer's offer shall remain unless otherwise excluded.

iii. EXCLUSIONS. The following items are excluded from the sale: ____________________________________
____

7. CASH, LOAN OR SELLER FINANCING.

ATTENTION BUYER
Buyer shall not change any of the following without Seller's approval: 1) the means of payment (cash, loan or seller financing); 2) the lender identified in the Pre-Qualification Letter; or 3) the loan-program type identified in the Pre-Qualification Letter. Upon Seller's approval, the parties shall execute an amendment to this Agreement that sets forth the change and addresses the disposition of Earnest Money should Buyer be unable to close as a result of the change in payment type, lender or loan program. If Earnest Money disposition is not addressed in the amendment, Earnest Money shall be refunded to Buyer in all circumstances except the following: Buyer changed to a loan and did not provide a Rejection Letter as defined in Par. 7(B)(iii) on or before 11:59 p.m. three (3) days before the Settlement/Signing Date.

A. ☒ **CASH PURCHASE -** Buyer shall purchase the subject Property for Cash and certifies that funds are:
☒ Readily available
☐ Contingent on the Closing of a cash-out refinance
☐ Other ____
No later than __5__ **days** after the Date of Acceptance, Buyer shall provide Seller with verification of funds and proof satisfactory to Seller that Buyer has in Buyer's possession or control, the funds necessary to complete the transaction. Failure of Buyer to timely deliver proof of funds shall be considered a default of this Agreement. In the event of Buyer's default, Earnest Money, if delivered, ☐ shall ☐ shall not be refunded to Buyer.

B. ☐ **LOANS.** This Agreement is contingent upon Buyer's ability to obtain a loan(s) on or before the Settlement Signing Date in the amount stated above in Para. 2(B) of the following type: ☐ Conventional ☐ FHA ☐ VA ☐ NMMFA ☐ Other: __________________

i. Buyer ☐ has made written application for a loan, or ☐ shall make written application for a loan no later than _____ **days** after the Date of Acceptance.

ii. Buyer shall provide Seller with a Pre-Qualification Letter from a lender no later than _____ **days** after the Date of Acceptance. **PRE-QUALIFICATION LETTER MUST STIPULATE THE FOLLOWING:**
a. That a written loan application has been made;
b. That a credit report has been obtained and reviewed by a lender;
c. That a pre-qualification has been secured from the same lender;
d. The loan type, as set forth in this Para. 7(B); and
e. That financing equal to the loan amount provided in Para. 2(B) of this Agreement, if a specific amount is stipulated in Para. 2(B), is available to complete the transaction by the Settlement/Signing Date subject to contingencies provided for in this Agreement and underwriting approval.

Buyer's failure to deliver a Pre-Qualification Letter to Seller within the time frame stipulated shall be considered a default of this Agreement.

iii. Buyer shall cooperate and act in good faith in obtaining final approval for the loan as outlined in the Pre-Qualification Letter. In the event the lender determines Buyer will not qualify for the loan on or before the Settlement/Signing Date, Buyer shall deliver to Seller a written rejection letter from the lender ("Rejection Letter") no later than 11:59 p.m. ______ **days** before the Settlement/Signing Date OR if not otherwise indicated, not later than 11:59 p.m. **three (3) days** before the Settlement/Signing Date. In the event Buyer does not deliver the Rejection Letter within the timeframe set forth in this Para. 7 (B)(iii), Buyer shall forfeit his Earnest Money to Seller. Notwithstanding any other provision of this Agreement, Buyer shall **NOT** be afforded an Opportunity to Cure if Buyer fails to timely deliver a Rejection Letter. For purposes of only this Para. 7(B)(iii), days are calculated as calendar days, and there shall be NO extension of time when the deadline falls on a weekend day or a legal holiday. The definition of "days" for all other provisions of this Agreement is set forth in Para. 33.

iv. ☐ **SELLER FINANCING.** The approximate balance of $ ____________________________ shall be financed by Seller and shall be secured by: ☐ Real Estate Contract ☐ Mortgage ☐ Deed of Trust. Terms and conditions of the applicable instrument shall be attached as an addendum. For a Real Estate Contract, attach NMAR Form 2402 - Real Estate Contract Addendum to Purchase Agreement. For a Mortgage or Deed of Trust, attach NMAR Form 2507 - Addendum to Purchase Agreement – Seller Financing, Mortgage or Deed of Trust.

⚠ **ATTENTION SELLER** ⚠
Broker is not responsible for verifying authenticity/veracity of pre-qualification and/or proof of funds letters or for determining buyer's creditworthiness.

8. ☐ **BUYER'S SALE, CLOSING AND FUNDING CONTINGENCY.** This Agreement is contingent upon the Closing and Funding of Buyer's property located at ____ on or before ____________________, _______, OR subject to any applicable Buyer's Contingency Addendum if attached:

A. ☐ Buyer represents that Buyer's property is currently under contract for sale. ☐ If checked, attach NMAR Form 2503A – Buyer's Closing and Funding Addendum; OR

B. ☐ Buyer represents that Buyer's property is NOT yet under contract for sale. ☐ If checked, attach NMAR Form 2503 – Buyer's Sale Contingency Addendum.

9. APPRAISAL.

A. APPRAISAL CONTINGENCY. It is expressly agreed that notwithstanding any other provisions of this Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of Earnest Money deposits or otherwise if the Purchase Price is greater than the Appraisal. This Appraisal Contingency applies to the following:

i. All loan programs requiring an appraisal; and

ii. Cash and seller-financed purchases if the Buyer requires an appraisal as indicated in Para. 9(B).

B. CASH OR SELLER-FINANCED. Buyer X☐ does ☐ does not require an appraisal. If Buyer is requiring an appraisal, Buyer shall select the appraiser. Sale not contingent upon appraisal results

C. IF APPRAISED VALUE IS LESS THAN PURCHASE PRICE. In the event, the appraised value is less than the Purchase Price, Buyer shall deliver a copy of the appraisal to Seller.

i. Buyer shall have **five (5) days** from delivery of a copy of the appraisal to Seller ("5-Day Period"), to exercise one of the following options (collectively "Options"):

a. Notify Seller in writing of Buyer's election to proceed with this Agreement without regard to the amount of the appraised valuation;

b. Negotiate a revised Purchase Price with Seller, which revised Purchase Price shall be incorporated into an amendment to this Agreement and fully executed by the parties; or

c. Notify Seller in writing of Buyer's intent to terminate this Agreement.

ii. If Buyer fails to satisfy one of the Options within the 5-Day Period, such satisfaction to include, if applicable, the parties fully executing a price-modification amendment to this Agreement, this Agreement shall automatically terminate and Earnest Money, if delivered, shall be refunded to Buyer.

D. SQUARE FOOTAGE. The appraisal contingency does not allow for termination based on a discrepancy between representations or assumptions about the square footage and the square footage as indicated in the appraisal.

10. CLOSING. *"Closing" is defined as a series of events by which Buyer and Seller satisfy all of their obligations in this Agreement. Closing is not completed until all parties have completed all requirements as stated below, as well as all other obligations under this Agreement. Any amendment of the following dates* ***MUST BE*** *in writing and unless otherwise provided for in this Agreement, signed by both parties. The parties further acknowledge that Seller shall not receive the proceeds of sale until the Funding Date Requirements are satisfied.*

A. SETTLEMENT/SIGNING DATE: 30 Days from acceptance (as set forth in Para. 1) On or before the Settlement/Signing date the parties shall complete the following:

i. Sign and deliver to the responsible Closing Officer all documents required to complete the transaction and to perform all other Closing obligations of this Agreement; AND

ii. Provide for the delivery of all required funds, exclusive of lender funds, if any, using wired, certified, or other "ready" funds acceptable to the Closing officer.

B. FUNDING DATE (Completion of Closing): 30 Days from acceptance. On or before the Funding Date the responsible party(ies) shall make all funds available to the Closing Officer for disbursement in accordance with this Agreement. The **Funding Date Requirements** have been satisfied when:

i. the Closing Officer has all funds available to disburse as required by this Agreement; and
ii. the Closing Officer has recorded with the County Clerk all required documents.

Seller shall provide all existing keys, security system/alarm codes, gate openers and garage door openers to Buyer once Funding Date Requirements are satisfied or as otherwise provided for in an Occupancy Agreement.

If the Buyer is obtaining a loan for the purchase of the Property, it is the **Buyer's responsibility** to ensure that Buyer's lender makes available to the Escrow Agent, wired, certified or other "ready" funds with written instructions to disburse funds, on or before the Funding Date. Unless the Buyer has provided a written rejection letter from the lender, the failure of Buyer's lender to make funds available on or before the Funding Date, shall be deemed a default of this Agreement by the Buyer.

11. POSSESSION DATE.

A. Seller shall deliver possession of the Property to Buyer on the Possession Date as set forth below:
☒ At time Funding Date Requirements are satisfied (**For "Funding Date Requirements" See Para. 10 (B))**
☐ Other: ________________________

B. Unless otherwise agreed to in writing, upon Possession Date, or the date the Property is surrendered to Buyer per a Seller Occupancy Agreement, if applicable, Seller shall have all his personal belongings and all debris and garbage removed from the Property. In the event Seller fails to remove his personal property, Buyer shall not be responsible for storage of Seller's personal property, may dispose of Sellers personal property in any manner Buyer deems appropriate, in Buyer's sole discretion and unfettered, and shall not be liable to Seller for the value of Seller's personal property. In the event Seller fails to remove all debris and garbage from the Property, Seller shall be liable to Buyer for all costs associated with removal of such debris and garbage.

C. If Possession Date is other than the time the Funding Date Requirements are satisfied, then Buyer and Seller shall execute a separate written agreement outlining the terms agreed to by the parties. NMAR Form 2201- Occupancy Agreement – Buyer, NMAR Form 2202 – Occupancy Agreement – Seller NMAR Form 6101 – Residential Rental Agreement or other agreement as applicable

D. Seller shall maintain homeowners and liability insurance on Property through Possession Date, unless otherwise provided for in an Occupancy Agreement.

12. ☐ IRS 1031 TAX-DEFERRED EXCHANGE. ☐ Buyer ☐ Seller intends to use this Property to accomplish a 1031 Tax-Deferred Exchange. The parties shall cooperate with one another in signing and completing any documents required. The non-exchanging party shall bear no additional expense. Notwithstanding any other provision of this Agreement, in the event of a 1031 Exchange, this Agreement shall be assignable to a Qualified Intermediary.

13. EXAMINATION OF TITLE; LIENS; ASSESSMENTS; DEED.

A. ☒ BUYER ☐ SELLER shall order a title commitment from ________________________ (Title Company) within 10 **days** after the ☐ **Date of Acceptance** ☐ **Date TOM Fee is Delivered** ☒ **Date Earnest Money is Delivered**. After receipt of the title commitment and all documents referred to therein, Buyer shall have 10 **days** ("Review Period") to review and object to exceptions to the title, including the Standard Exceptions ("Exceptions") and all bonds, impact fees and assessments other than Public Improvement District assessments (collectively "Assessments"). Exceptions and Assessments shall be deemed approved unless Buyer delivers written objections to the Seller within the Review Period. If Buyer objects to Exceptions and/or Assessments and Seller is unwilling or unable to remove Exceptions and/or Assessments before the Settlement/Signing Date, Seller shall provide written notice to Buyer within 5 **days** after receipt of Buyer's objections. In this event, the following applies:

i. Title Exceptions. Buyer may choose to close subject to Exceptions, remove the Exceptions at Buyer's expense or terminate this Agreement. If Buyer timely terminates, any Earnest Money delivered shall be refunded to Buyer.

ii. Assessments. Buyer may choose to close subject to Assessments or to terminate this Agreement. If Buyer chooses to close, the current installment of Assessments shall be prorated through Settlement/Signing Date and Buyer shall assume future installments. If Buyer timely terminates, any Earnest Money delivered shall be refunded to Buyer.

B. In the event the Title Company, through no fault of Buyer or Seller, is unable to issue a Title Commitment at least 5 **days** prior to the Settlement/Signing Date or if not otherwise indicated, at least **five (5) days** prior to the Settlement Signing Date, then the Settlement/Signing Date shall automatically be extended up to 14 **days**, or if not otherwise indicated, up to **14 days** ("Automatic Extension"). If the Title Company is not able to issue such Commitment at least 5 **days** prior to the expiration of the Automatic Extension, or if not [redacted]
of the Automatic Extension then either party may terminate th [redacted]

and any Earnest Money delivered by Buyer shall be refunded to Buyer. If an Automatic Extension is needed, the parties agree to execute an Extension Agreement Amendment (NMAR Form 5104 – Extension Agreement Amendment) that will reflect the new Settlement/Signing Date, but in no event shall the failure of the parties to fully execute the Extension Agreement Amendment renders the Automatic Extension invalid.

C. Seller shall satisfy any judgments and liens, including but not limited to, all mechanics' and materialmen's liens of record on or before Funding Date and shall indemnify and hold Buyer harmless from any liens filed of record after Settlement/Signing Date and which arise out of any claim related to the providing of materials or services to improve the Property as authorized by Seller or Seller's agents, unless otherwise agreed to in writing.

D. Seller shall convey the Property by ☐ General Warranty Deed ☐ Special Warranty Deed ☐ Other Deed (describe) ______________________________ subject only to any matters identified in the title commitment and not objected to by Buyer as provided in Para. 13 (A). The legal description contained in the deed shall be the same legal description contained in the title commitment and any survey required under Para. 18.

14. PRORATIONS. Seller shall disclose the following: a) all applicable property specific fees, or lease agreements, private memberships and/or association fees or dues, taxes and contract service agreements, all of which are to be prorated by the title company through Settlement/Signing Date; and b) Any equipment rental or contract service agreement (e.g. alarm system, satellite system, propane tank (to include any remaining propane gas therein), private refuse collection, road maintenance, etc.), which shall be handled directly between the Buyer and Seller; the title or escrow company shall not be responsible for proration thereof.

15. COSTS TO BE PAID. Buyer or Seller, as applicable, shall pay the following marked items: **DO NOT USE THIS SECTION FOR SELLER CONCESSIONS/CREDITS TO BUYER; USE AN ADDENDUM.**

LOAN RELATED COSTS AND FEES*	Buyer	Seller	Not Required
Appraisal Fee	X		
Appraisal Re-inspection Fee	X		
Credit Report			X
Loan Assumption /Transfer			X
Origination Charge up to: ☐ $__________ ☐_____%			X
Points – Buydown			X
Points – Discount			X
Tax Service Fee	X		
Flood Zone Certification		X	
Document Processing Fee:		X	
Other:			
Other:			
BUYER'S PREPAIDS/ESCROWS REQUIRED BY LENDER			
Flood Insurance		X	
Hazard Insurance		X	
Interest		X	
PMI or MIP			X
Taxes		X	

TITLE COMPANY CLOSING COSTS	Buyer	Seller	Not Required
Closing Fee		X	
Pro-Rata Data Search		X	
Legal Document Preparation	X		
Special Assessment Search	X		
Prior Title Policy Retrieval Fee		X	
Title Policy Cancellation Fee		X	
Buyer Recording Fees	X		
Seller Recording Fees		X	
Other:			
Other:			
POLICY PREMIUMS			
Initial Title Commitment	X		
Standard Owner's Policy		X	
Mortgagee's Policy			X
Mortgagee's Policy Endorsements			X
Other:			

Any fees charged by the title company to revise the title commitment, shall be borne by the party who necessitated the revision. In the event a third-party document necessitates the revision (e.g. survey, appraisal, etc.), the parties agree to equally split any fee charged.

MANUFACTURED HOME COSTS	Buyer	Seller	Not Required	MISCELLANEOUS	Buyer	Seller	Not Required
Foundation Inspection			X	Survey (Para. 18)	X		
Foundation Repairs			X	Elevation Certificate			X
Re-Inspection Fees			X	Impact Fees			X
DMV Title Transfer			X	Transfer Fees (HOA/COA)		X	
Deactivation Fees			X	Disclosure / Resale Certificate Fee (HOA/COA)**			
Other:				Home Warranty Plan			X
Other:				Appraisal for Cash or Seller Financing (Para. 9 (B))		X	
Other:				Other:			

***Buyer shall pay all other allowed direct loan costs. **Cost of additional lender-required HOA/COA document(s) to be borne by Buyer; cost of additional title company-required HOA/COA document(s) to be borne by party paying for policy requiring document; if both policies require the document(s), the cost shall be borne by the party paying for the Owner's Policy Premium.**

16. **FIRPTA.** The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") requires buyers who purchase real property from foreign sellers to withhold a portion of the amount realized from the sale of the real property for remittance to the Internal Revenue Service ("IRS"). In the event the seller(s) is **NOT** a foreign person, FIRPTA requires the buyer to obtain proof of the seller's non-foreign status in order to avoid withholding requirements. Exceptions may apply. For more information, refer to NMAR Form 2304 – Information Sheet – FIRPTA & Taxation of Foreign Persons Receiving Rental Income from U.S. Property.

    NOTE: BOTH 1 AND 2 BELOW MUST APPLY TO QUALIFY AS AN EXCEPTION.

    FIRPTA EXCEPTION (most common): **1)** The sales price of the property is not more than $300,000; **AND 2)** Buyer will be using the property as Buyer's primary residence ("Exception").

    ☐ **Buyer Warrants the Exception Applies** ☐ **Exception Does Not Apply**

    In the event the above Exception to FIRPTA does not apply, then prior to or at Closing, Seller(s) shall provide to Buyer or to a Qualified Substitute (generally, the Title Company) either a Non-Foreign Seller Affidavit(s) (NMAR Form 2303) **OR** a letter from the IRS indicating Seller(s) is exempt from withholding. In the event Seller(s) fails to do so, Buyer shall have the right to withhold the applicable percentage of the amount realized from the sale of the Property for remittance to the IRS in accordance with IRS requirements.

17. **INSURANCE CONTINGENCY/APPLICATION.**
    - **A. APPLICATION.** Buyer shall make application for insurance within 10 **days** after Date of Acceptance of this Agreement. If Buyer fails to make application to the insurance company within the agreed time, this insurance contingency shall be deemed waived.
    - **B. CONTINGENCY.** Provided the Contingency Deadline as set forth below in Para. 17 (C) is met, this Agreement is conditioned on the following:
        - **i.** Buyer's ability to obtain a homeowner's or property insurance quote on the Property at normal and customary premium rates; AND,
        - **ii.** Seller's claim history having no impact on the Buyer's insurance in the future.

    Buyer understands that an insurance company may cancel or change the terms of a homeowner's insurance policy/quote for any reason prior to close of escrow or within (60) days after issuance of the homeowner's policy/quote (which generally occurs at close of escrow).

    - **C. CONTINGENCY DEADLINE**. The Insurance Contingency set forth in Para. 17 (B) above shall be deemed satisfied, unless within 14 **days** after Date of Acceptance of this Agreement, Buyer delivers written notice to Seller that one or more of the above insurance contingencies cannot be satisfied along with documentation from the insurance provider stating the same ("Contingency Deadline"). In the event Buyer delivers such notice and documentation to Seller by the Contingency Deadline, the Purchase Agreement shall terminate and the Earnest Money, if delivered, shall be refunded to Buyer.

18. **SURVEYS OR IMPROVEMENT LOCATION REPORT ("ILR").** Buyer has the right to have performed the survey or ILR selected below or the right to accept an existing one. Unless otherwise agreed in writing, the party paying for the survey or ILR as indicated in Para. 15 shall select the surveyor and order the survey or ILR. **The party who agrees to pay for the survey or ILR is responsible for doing so, even if the transaction does not close.**

☐ Improvement Location Report ☐ Staked Boundary Survey ☐ American Land Title Association Survey (ALTA)

☒ Other: Existing surveys to be provided

Selected ILR or Survey to include ☐ Flagged Corners, if located ☐ Flood Plain Designation

A. **DELIVERY DEADLINE:** Survey or ILR shall be delivered to Buyer(s) no later than: ______________________ or 5 **days** from Date of Acceptance. **NOTE:** Delivery Deadline only applies **IF** Seller is delivering the survey or ILR to Buyer; it does **NOT** apply if Buyer is ordering the survey or ILR.

B. **OBJECTION DEADLINE:** Objections to be delivered to Seller(s) no later than: ______________________ or 14 **days** from Date of Acceptance.

C. **RESOLUTION DEADLINE:** Parties to reach Resolution no later than: ______________________ or 16 **days** from Date of Acceptance.

D. **OBJECTION/RESOLUTION/TERMINATION:** Para. 22 (H) shall further govern Buyer's right to object to the Survey or ILR performed and resolution of Buyer's objections.

19. **DISCLOSURES AND DOCUMENTS. Check all that apply.**

A. ☒ **LEAD BASED PAINT ("LBP") (FOR PROPERTIES BUILT BEFORE 1978).** If available, attach fully-executed NMAR Form 5112 – Lead Base Paint Addendum to Purchase Agreement. If unavailable, **fully-executed NMAR Form 5112 – Lead Based Addendum must be attached to this Agreement PRIOR TO full execution.** NMAR Form 2315 – Information Sheet - LBP RRPP

B. ☒ **PUBLIC IMPROVEMENT DISTRICT ("PID"). Seller may NOT accept an offer from buyer until specific PID disclosures have been made to Buyer**. NMAR Form 4500 – Information Sheet Public Improvement District.
Buyer(s) hereby acknowledges receipt of the PID Disclosure on the Property.

C. ☒ **HOMEOWNERS' ("HOA") OR CONDOMINIUM (UNIT) OWNERS' ASSOCIATION ("COA").** Seller shall provide Buyer with specific documents pertaining to the Property and HOA and/or COA, as applicable. For HOAs, see NMAR Form 4600 – Information Sheet - HOA, NMAR Form 4650 – Seller's Disclosure of HOA Documents and NMAR Form 4700 - HOA Request for Disclosure Certificate. For COAs, see NMAR Form 2302A – Re-Sale Certificate for COAs and NMAR Forms 2355 and 2356 – Information Sheets on COAs.

D. **PROPERTY TAX DISCLOSURE.** NMAR Form 3275 - Information Sheet - Estimated Property Tax Levy

☐ Buyer(s) acknowledges receipt of the Estimated Property Tax Levy Exhibit; **OR**

☐ Buyer(s) hereby acknowledges that the Estimated Property Tax Levy on the Property is not readily available and does hereby waive the right to receive the Estimated Property Tax Levy.

E. ☐ **SEPTIC SYSTEM.** If checked, attach NMAR Form 5120A – Septic System Contingency Addendum. The transfer of the Property is subject to regulations of the New Mexico Environment Department governing on-site liquid waste systems which includes the requirement that Seller have an inspection conducted by a licensed septic system evaluator prior to transfer. **Seller shall deliver existing septic permit to buyer no later than five (5) days from Date of Acceptance.** NMAR Form 2308 – Information Sheet - Septic Systems.

F. ☐ **WELLS.** ☐ Private Domestic Well ☐ Shared Domestic Well ☐ Irrigation Well ☐ Other ______________.
Transfer of Property with a well is subject to the regulations of the New Mexico Office of the State Engineer, which includes the requirement that the State Engineer's Office be notified when a well changes ownership. NMAR Form 2307 – Information Sheet - Water Rights & Well

G. ☐ **TENANT(S) OCCUPYING PROPERTY AFTER CLOSING**. If checked, attach NMAR Form 2106 - Tenant-Occupied Property Addendum - Seller's Certificate. If not checked, seller warrants that tenant of Property, if any, shall vacate the Property by the Funding Date.

H. ☐ **SOLAR PANELS.** If solar panel system is subject to a lease, loan, or a Power Purchase Agreement ("PPA") that neither party will satisfy on or before Closing, attach NMAR Form 5125 - Solar Panel Contingency. NMAR Form 5130 - Information Sheet - Solar Panel System.

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

I. DOCUMENTS.

DOCUMENTS	DELIVERY DEADLINE	OBJECTION DEADLINE	RESOLUTION DEADLINE
NMAR Form 1110 - Property Disclosure Statement (Adverse Material Facts)	5 Days from acceptance	5 Days from receipt	5 Days from receipt
Road Documents			
Water Rights Documents			
Well Documents: (Including well permit, well log, shared well agreement and Change of Ownership Information notification.)			
Accompanying Documents to NMAR Form 2106 - Tenant-Occupied Property Addendum			
Permits			
HOA Documents	10 days from acceptance	5 Days from receipt	5 Days from objection
NMAR Form 4700 - HOA Disclosure Certificate or NMAR Form 2302A – Resale Certificate from Condominium Association.	10 days from acceptance	________ Date Buyer has no less than **seven (7)** days from receipt of the HOA Disclosure Certificate to object	5 Days from objection
CCR's – Restrictive covenants	10 days from acceptance	10 Days from receipt	5 Days from objection
Solar Power System/Panels Documents - NOT to be completed if NMAR Form 5125 – Solar Panel System Loan/Lease Assumption Contingency Addendum is attached.			
Documents to be Disclosed per Para. 14-Prorations			
Property Specific Leases / Rental Agreements			
Other:			
MANUFACTURED HOUSING (MH)			
NMAR Form 2700 - Seller's Disclosure of MH			
Structural Engineer Inspection			
FHA Inspection			
Foundation Installation			
MH Division Permanent Foundation Permit			

Buyer's failure to timely object or terminate based on an above document shall be deemed a waiver of Buyer's right to object or terminate based on the above document; it shall not be considered a Default.

20. **SELLER'S DUTY TO DISCLOSE.** Seller shall disclose to Buyer any Adverse Material Facts known to them about the Property. However, Seller does **NOT** have an obligation to inspect the Property for the Buyer's benefit or to repair, correct or otherwise cure known Adverse Material Facts that are disclosed to Buyer or unknown Adverse Material Facts that are discovered by Buyer's inspections. Adverse Material Facts do not include facts exempt from the requirement of disclosure under 47-13-2 NMSA 1978. NMAR Form 1110 – Property Disclosure Statement (Adverse Material Facts).
21. **BUYER'S INVESTIGATION OF SURROUNDING AREA.** Buyer warrants that prior to entering into this Agreement, they have thoroughly investigated the neighborhood and the areas surrounding the property, to include, but not be limited to investigation of the following: the existence of registered sex offenders or other persons convicted of crimes that may reside in the area; and the presence of any structures located, businesses operating or activities conducted in the area that, in Buyer's opinion, affects the value and/or desirability of the property. **By entering into this Agreement, Buyer represents they are satisfied with the neighborhood and surrounding areas and agrees that any issue regarding the surrounding area will NOT serve as grounds for termination of this Agreement.**
22. **INSPECTIONS. The parties are encouraged to employ competent and, where appropriate, licensed professionals to perform all agreed upon inspections of the property. Also See Para. 22(E) and Para. 24.**

ATTENTION BUYERS AND SELLERS

IN-PERSON VIEWING: BUYER ☐ HAS or ☐ HAS NOT VIEWED THE PROPERTY IN-PERSON.

A. BUYER DUTIES AND RIGHTS.

i. BUYER'S DILIGENCE, ATTENTION AND OBSERVATION. Buyer has the following affirmative duties:

- **a.** To conduct all due diligence necessary to confirm all material facts relevant to Buyer's purchase;
- **b.** To assure themselves that the Property is exactly what Buyer is intending to purchase;
- **c.** To become aware of the physical condition of the Property through their own investigation and observation;
- **d.** To investigate the legal, practical and technical implications of all disclosed, known or discovered facts regarding the Property and;
- **e.** To thoroughly review all written reports provided by professionals and discuss the results of such reports and inspections with the professionals who created the report and/or conducted the inspection.

ii. RIGHT TO CONDUCT INSPECTIONS. NMAR Form 2316 – Information Sheet - Home Inspector Licensing. The Buyer is advised to exercise all their rights under and in accordance with this Agreement to investigate the Property. Unless otherwise waived, Buyer(s) may complete any and all inspections of the Property that they deems necessary. These inspections may include, but are not limited to the following: home, electrical, heating/air conditioning, plumbing, roof, structural, lead-based paint (including risk assessment, paint inspection or both), well equipment (pumps, pressure tanks, lines), well potability tests, well water yield tests, pool/spa/hot tub equipment, wood-destroying insects, dry rot, radon, mold, square foot measurement, sewer line inspections, septic inspections, ductwork, phase one environmental and soil tests. Notwithstanding the foregoing, Buyer shall not conduct or allow any invasive testing or inspections that cause damage to the Property without the Seller's prior written consent, which consent may be withheld in Seller's sole and unfettered discretion. This right to conduct inspections does NOT permit the Buyer to conduct invasive inspections that cause damage to the Property. For damage inadvertently caused by Buyer or Buyer's inspectors during inspections, see Para. 22(B). The Buyer's rights to object to inspections and terminate this Agreement based on inspections are set forth in Para. 22(H). Buyer is advised to thoroughly review those rights and understand the process.

iii. SQUARE FOOTAGE. BUYER IS AWARE THAT ANY REFERENCE TO THE SQUARE FOOTAGE OF THE IMPROVEMENTS ON THE PROPERTY IS APPROXIMATE. IF SQUARE FOOTAGE IS A MATERIAL MATTER TO THE BUYER, THE BUYER SHALL INVESTIGATE THE SQUARE FOOTAGE DURING THE INSPECTION PERIOD.

B. BUYER'S ENTRY. Seller shall provide reasonable access to Buyer and Buyer's inspectors. Buyer shall return the Property to the condition it was in prior to any entry, test and/or inspection by Buyer. Buyer shall be liable to Seller for any damages that occur to the Property as a result of any inspection conducted by Buyer, their agents, inspectors, contractors and/or employees (collectively "Buyer's Agents") and Buyer agrees to hold Seller harmless, indemnify and defend Seller from any and all claims, liabilities, liens, losses, expenses (including reasonable attorneys' fees and costs), and/or damages arising out of or related to any entry, inspections and/or tests conducted by Buyer or Buyer's Agents. **BUYER AND BUYER'S AGENTS ARE NOT PERMITTED ON THE PROPERTY WITHOUT PRIOR NOTIFICATION TO AND APPROVAL BY SELLER OR SELLER'S BROKER.**

C. AVAILABILITY OF UTILITIES FOR INSPECTIONS.

☐ Buyer ☐ Seller shall be responsible for paying any charges required by the utility companies to have utilities turned on for inspection purposes. Notwithstanding the foregoing, Buyer shall not be obligated to pay unpaid utility bills and unless otherwise agreed to in writing, neither party shall be obligated to alter the Property so as to conform with city or county building codes. **IF UTILITIES ARE ON AS OF DATE OF ACCEPTANCE, SELLER SHALL MAINTAIN UTILITIES THROUGH POSSESSION DATE (Para. 11) OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT.**

D. INSPECTOR SELECTION. Unless otherwise provided for in this agreement, Buyer shall have the right to select all inspectors and order all inspections EVEN IF Seller has agreed to pay for the inspection(s). (NMAR 2316 – Information Sheet – Home Inspector Licensing)

E. PAYMENT OF INSPECTIONS. Buyer shall pay for all inspections except the following, which shall be paid by Seller:____

____

The party who has agreed to pay for the inspection <u>SHALL</u> do so, even if this transaction does not close.

F. INSPECTION DEADLINES. Unless otherwise [redacted]

i. Delivery Deadline: Inspection reports and/or [redacted]
14 **days** from Date of Acceptance. **NOTE** [redacted]
report/document; it does **<u>NOT</u>** apply if Buyer [redacted]

report/document and Buyer does not receive the report/document by the Delivery Deadline, the parties may agree to extend all applicable deadlines or Buyer may elect to terminate this Agreement and receive a refund of refund of any Earnest Money delivered.

ii. **Objection Deadline:** Buyer's Objections to be delivered to Seller(s) no later than: ______________________ or 14 **days** from Date of Acceptance.

iii. **Resolution Deadline:** Parties to reach Resolution no later than: ______________________ or 10 **days** from Date of Acceptance.

G. **WAIVER OF INSPECTIONS. Buyer to initial if applicable.**

☐ **Buyer waives ALL inspections unless required by law or Buyer's lender.**

☐ **Buyer waives ALL inspections.**

☐ **Buyer waives the following inspections: ______________________________**

(NMAR 2316 – Information Sheet – Home Inspector Licensing)

H. **OBJECTIONS/RESOLUTION/TERMINATION.** If Buyer has objections to any issue or condition discovered by Buyer's own observations and/or investigation of the Property or disclosed by any survey or ILR (Para. 18), document (Para. 19), and/or inspection (Para. 22), **then no later than the applicable Objection Deadline**, Buyer may OBJECT and request that Seller cure the issue/condition or Buyer may TERMINATE this Agreement. Buyer's objections or termination must be in writing. Buyer's failure to timely object or terminate shall be deemed a waiver of Buyer's right to object or terminate and of the applicable contingency; it shall not be considered a Default. If Buyer is responsible for ordering an inspection, survey or document and fails to do so in time to object or terminate by the Objection Deadline, Buyer's failure to receive the report, survey or document may not be used as rationale for not timely terminating or objecting.

i. **OBJECTIONS/RESOLUTION.** NMAR Form 5109 – Objection, Resolution, Waiver Agreement

a. **Making Objections: To Document/Survey.** If Buyer **OBJECTS** to an item on a document or survey, Buyer shall produce with his objection(s) a copy of the **ENTIRE** document or survey/ILR on which Buyer's objection(s) is based. **To Inspections**: If Buyer **OBJECTS** to an item on an inspection report (Para. 22), Buyer shall produce with his objection(s) **ONLY the SECTION(S)** of the report on which Buyer's objection(s) is based and **AGREES NOT TO SEND Seller the entire inspection report, unless requested by Seller in writing. Once Buyer makes objections, Buyer may NOT withdraw their objections for the purpose of terminating this Agreement until Seller has responded. Once Seller responds, Buyer may terminate the Agreement UNLESS Seller has agreed to cure all the Buyer's objections in the manner requested by Buyer. Notwithstanding the foregoing, at any point prior to the Resolution Deadline, Buyer may withdraw any or all of their unresolved objections for the purpose of proceeding to Closing with the understanding that Seller will not be responsible for repairing or otherwise remedying those objections for which resolution has not been reached.**

b. **Seller's Response:** Seller may agree to cure Buyer's objections as requested, may provide an alternative cure for Buyer's objections, or may refuse to cure Buyer's objections. Seller may not terminate this Agreement based on the fact that Buyer made objections. **If in Seller's initial response, Seller does not agree to cure ALL of Buyer's objections in the manner requested by Buyer, then Buyer may elect to terminate this Agreement and receive a refund of any Earnest Money delivered.**

c. **Repair Completion.** In the event Seller agrees to complete any repairs prior to Closing, Seller shall complete the repairs no later than 7 **days** prior to Settlement/Signing Date.

d. **Resolution.** If the parties are unable to reach a Resolution by the Resolution Deadline, then **THIS AGREEMENT SHALL TERMINATE** and Earnest Money, if delivered, shall be refunded to Buyer. Notwithstanding the foregoing, Buyer's withdrawal of all unresolved objections prior to the Resolution Deadline constitutes Resolution.

ii. **TERMINATION.** NMAR Form 5105 – Termination Agreement. If Buyer elects to **TERMINATE** this Agreement without requesting Seller cure any objections, **Buyer AGREES THAT THEY WILL NOT SEND a copy of the document, survey and/or inspection report on which Buyer's Termination Agreement is based unless requested by Seller in writing.** If Buyer timely elects to terminate, Earnest Money, if delivered, shall be refunded to Buyer.

23. **TERMINATION AND DISTRIBUTION OF EARNEST MONEY.** If this Agreement terminates in accordance with the terms of this Agreement, the parties shall execute a NMAR Form – 5105 - Termination Agreement and in the event Earnest Money has been delivered to a Title Company/Escrow Agent, the parties shall execute a NMAR Form 5105B - Earnest Money Consent to Distribution that provides for distribution of the Earnest Money in accordance with the terms of this Agreement.

24. **SERVICE PROVIDER RECOMMENDATIONS.** If Broker(s) recommends a builder, contractor, escrow company, title company, pest control service, appraiser, lender, attorney, accountant, ho [redacted]
company or any other person or entity to Seller or Buyer for any purpose, s

investigated and evaluated by Seller or Buyer, who hereby acknowledges that any decision to enter into any contractual arrangement with any such person or entity recommended by Broker shall be based solely upon such independent investigation and evaluation.

25. HOME WARRANTY CONTRACT. Buyer is advised to investigate the various home warranty plans available for purchase. The parties acknowledge that different home warranty plans have different coverage options, exclusions, limitations and service fees and most plans exclude pre-existing conditions. Neither the Seller, nor the Broker, is responsible for home warranty coverage or lack thereof. The parties acknowledge that a Home Warranty Service Contract provider may conduct an inspection of the Property but does not always do so.

A. ☐ A Home Warranty Plan shall be ordered by ☐ Buyer ☐ Seller to be issued by ____________________________ at a cost not to exceed $ ____________________________________ or

B. ☐ Buyer declines the purchase of a Home Warranty Plan.

26. DISCLAIMER. The Property is sold in its current condition including, but not limited to, the nature, location, amount, sufficiency or suitability of the following: current or future value; future income to be derived therefrom; current or future production; condition; size; location of utility lines; location of sewer and water lines; availability of utility services or the possibility of extending improvements (paving, sewer, water, utilities, access) to the Property; easements with which the Property is burdened or benefited; lot boundaries; adjacent property zoning; physical and legal access; soil conditions; permits, zoning, or code compliance; lot size or acreage; improvements or square footage of improvements; and water rights. **Broker has not investigated and is not responsible for the forgoing aspects of the Property, among which lot size, acreage, and square footage may have been approximated, but are not warranted as accurate.** Buyer shall have had full and fair opportunity to inspect and judge all aspects of the Property with professional assistance of Buyer's choosing prior to settlement. Buyer and Seller acknowledge that Brokers' only role in this transaction is to provide real estate advice to Broker's respective client and/or customer and real estate information to the parties. For all other advice or information that may affect this transaction, including but not limited to financial and legal advice, the parties shall rely on other professionals.

27. MAINTENANCE. Until the Possession Date, Seller shall maintain the Property and all aspects thereof including, but not limited to the following: heating; air conditioning; electrical; roofs; solar; septic systems; well and well equipment; gutters and downspouts; sprinklers; plumbing systems, including the water heater; pool and spa systems; appliances; and other mechanical apparatuses. **IF UTILITIES ARE ON AS OF DATE OF ACCEPTANCE, SELLER SHALL MAINTAIN UTILITIES THROUGH POSSESSION DATE (Para. 11) OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT. IT IS THE BUYER'S RESPONSIBILITY TO ARRANGE TO TRANSFER UTILITIES INTO BUYER'S NAME <u>ON</u> POSSESSION DATE OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT.** Seller shall deliver the Property, all of the foregoing, and all other aspects thereof to Buyer in the same condition as of the Date of Acceptance, reasonable wear and tear excepted. The following items are specifically excluded from the above:____

____

28. PRE-CLOSING WALK-THROUGH. Within 7 **days** prior to Settlement/Signing Date, Seller shall allow reasonable access to conduct a walk-through of the Property for the purpose of satisfying Buyer that any corrections or repairs agreed to by the Seller have been completed, warranted items are in working condition and the Property is in the same condition as on the Date of Acceptance, reasonable wear and tear excepted. NMAR Form 5110 - Walk-Through Statement. Notwithstanding the foregoing, if the Property is not in the same condition as of Date of Acceptance due to fire or other causality, see Para. 29.

29. RISK OF LOSS. Prior to Funding Date, Seller shall bear the risk of fire or other casualty. In the event of loss, Seller shall provide Buyer written notification of the loss and indicate if insurance coverage is available for the loss within **three (3) days** of loss ("Seller's Notification"). Buyer shall have the following options to be exercised within **three (3) days** of Seller's Notification: Buyer may terminate this Agreement and receive a refund of all Earnest Money delivered; or Buyer may elect to delay their decision until they receive written notification from Seller of the amount of insurance proceeds available ("Insurance Notification"). In the event Buyer elects to first receive Insurance Notification, Seller shall work diligently with their insurance company to determine amount of coverage and Buyer shall have **three (3) days** of receipt of Insurance Notification to: 1) terminate this Agreement and receive a refund of all Earnest Money delivered, or 2) to close and receive an assignment of Seller's portion of the insurance proceeds at Funding Date. If at any point Buyer fails to timely notify Seller of Buyer's election, Buyer shall be deemed to have elected to proceed to Closing and receive an assignment of insurance proceeds, if any. The parties agree that the Closing date shall automatically be extended as necessary to allow Buyer time to exercise their rights under this Para. 29.

30. CONSENT TO THE ELECTRONIC TRANSMISSION OF DOCUMENTS AND TO THE USE OF ELECTRONIC SIGNATURES. The parties ☒ do ☐ do not consent to conduct any business related to and/or required under this Agreement by electronic means, including, but not limited to the receipt of electronic reco [redacted]

to applicable law, electronic signatures shall have the same legal validity and effect as original hand-written signatures. Nothing herein prohibits the parties from conducting business by non-electronic means. If a party has consented to receive records electronically and/or to the use of electronic signatures, that party may withdraw consent at any point in the transaction by delivering written notice to the other party.

31. **ASSIGNMENT**. Buyer ☒ may ☐ may not sell, assign or transfer the Buyer's rights or obligations under this Agreement, or any interest herein. **Buyer will assign to a new LLC specific to this property prior to closing**

32. **HEIRS AND ASSIGNS.** This Agreement shall apply to, be binding upon and enforceable against and inure to the benefit of the parties hereto and their respective representatives, successors, permitted assigns, heirs and estates.

33. **DEFINITIONS**. The following terms as used herein shall have the following meanings:
   - A. **APPRAISAL**: current estimated market value of the Property as determined by a licensed real estate appraiser. If Buyer is obtaining a loan, the term refers to an appraisal conducted by an appraiser approved by the lender.
   - B. **BROKER:** includes the Buyer's and Seller's Brokers.
   - C. If a specific **DATE** is stated as a deadline in this Agreement, then that date **IS** the **FINAL** day for performance; and if that date falls on a Saturday, Sunday or a legal Holiday, the date **does not** extend to the next business day.
   - D. **DATE OF ACCEPTANCE:** date this Agreement is fully executed and delivered.
   - E. **DAY(S):** determined on a "calendar day" basis and if the **FINAL** day for performance falls on a Saturday, Sunday or legal Holiday, the time therefore shall be extended to the next business day. Legal Holidays are described as New Year's Day, Martin Luther King Jr.'s Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day/Indigenous Peoples Day, Veteran's Day, Thanksgiving Day, and Christmas.
   - F. **DELIVER(ED):** by any method where there is evidence of delivery. In the event the parties have agreed to electronic transmission of documents, a facsimile or e-mail transmission of a copy of this or any related document shall constitute delivery of that document. When an item is delivered to the real estate Broker who represents the Buyer or Seller, it is considered delivered to the Buyer or Seller respectively, except if the same Broker represents both Buyer and Seller, in which case, delivery must be made to the Buyer or Seller, as applicable.
   - G. **DEADLINES:** any "deadline(s)" can be expressed either as a calendar date or as a number of days.
   - H. **ELECTRONIC/ELECTRONIC RECORD**: relating to technology having electrical, digital, magnetic, wireless, telephonic, optical, electromagnetic or similar capabilities and includes, but is not limited to, facsimile and e-mail; a record created, generated, sent, communicated, received or stored by electronic means.
   - I. **ELECTRONIC SIGNATURE**: an electronic sound, symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign the record.
   - J. **EXPIRATION DATE:** means the date the party is revoking their offer or counteroffer. An offer is no longer capable of acceptance after it expires, consequently, if the party intends to accept the offer or counteroffer, it must be accepted before the Expiration Date. If a party intends to make a counteroffer, it does not need to be made by the Expiration Date because a counteroffer serves as both a rejection of the original offer (or counteroffer) AND as a new offer.
   - K. **FIXTURE:** an article, which was once Personal Property, but which has now become a part of the Property because the article has been fastened or affixed to the Property. Fastened/affixed means that removal of the article causes damage to the real property, even if such damage is minor and/or can be repaired. If a unit contains components, some of which are Fixtures and some of which are Personal Property, and a Fixture component of the unit relies on one or more Personal Property components to function as it is intended to do so, then **ALL** components together are considered a Fixture and shall remain together, unless otherwise provided herein.
   - L. **MASCULINE:** includes the feminine.
   - M. **PERSONAL PROPERTY**: a moveable article that is NOT affixed/attached to the Property.
   - N. **RESOLUTION**: a written agreement between the parties regarding how all Buyers' objections shall be resolved.
   - O. **SINGULAR:** includes the plural.
   - P. **STANDARD EXCEPTIONS:** those common risks as set forth in the title commitment for which the title insurance policy does NOT provide coverage. These exceptions are matters outside the Title Company's search and special requirements must be met in order to delete them and provide the insured with the additional/extended coverage.

34. **FLOOD HAZARD ZONE**. If the Property is located in an area, which is designated as a special flood hazard area, Buyer may be required to purchase flood insurance in order to obtain a loan secured by the Property from any federally regulated financial institution or a loan insured or guaranteed by an agency of the U.S. Government.

35. **MEDIATION.** If a dispute arises between the parties relating to this Agreement, the parties shall submit the dispute to mediation, jointly appoint a mediator and share equally in the costs of the mediation. If a mediator cannot be agreed upon or mediation is unsuccessful, the parties may enforce their rights under this Agreement in any manner provided by law. NMAR Form 5118 - Information Sheet - Mediation Information for Clients and Cu [redacted]

36. **EARNEST MONEY DISPUTE**. Generally, title or escrow companies will not release Earnest Money without first receiving either an Earnest Money Distribution Agreement signed by all parties to this Agreement (NMAR Form 5105B – Earnest Money – Consent to Distribute) or a judgment from a court. If the parties cannot come to an agreement on how the Earnest Money shall be distributed, Para. 35 (Mediation) shall apply. If the parties cannot reach a resolution through mediation, and proceed to litigation, at the conclusion of litigation the court will issue a judgment apportioning Earnest Money. Also, the title or escrow company holding the Earnest Money has the option of filing an Interpleader Action, which will force Buyer and Seller into litigation. NMAR Form 2310 – Information Sheet - Earnest Money Dispute
37. **DEFAULT, NOTICE AND OPPORTUNITY TO CURE**. Time is of the essence. Except as otherwise noted herein, any default under this Agreement shall be treated as a material default, regardless of whether the party's action or inaction is specifically classified as a default herein.
    A. **Deadline Defaults.** In the event a party fails to perform by a specified deadline, the non-defaulting party shall provide written notice to the defaulting party of the nature and extent of the Deadline Default ("Notice"). NMAR Form 2112 - Notification of Deadline, Default and Opportunity to Cure. The defaulting party shall have **two (2) days** from receipt of the Notice to cure the Deadline Default ("Opportunity to Cure"). If after Notice and Opportunity to Cure, the defaulting party fails to cure the Deadline Default, the non-defaulting party may elect to cease further performance under this Agreement. In this event, the non-defaulting party may retain the Earnest Money and pursue any additional remedies allowable by law. In the alternative, the non-defaulting party may elect to waive the Deadline Default, in which case, both parties remain responsible for all obligations and retain all rights and remedies available under this Agreement.
    B. **Other Defaults.** The requirement to provide Notice and Opportunity to Cure only applies to defaults with specific deadlines for performance. For all other defaults, the non-defaulting party may elect to cease further performance under this Agreement without Notice and Opportunity to Cure and to retain the Earnest Money and pursue any additional remedies allowable by law. In the alternative, the non-defaulting party may elect to waive the default, in which case, both parties remain responsible for all obligations and retain all rights and remedies available under this Agreement.
38. **ATTORNEY FEES AND COSTS.** Should any aspect of this Agreement result in arbitration or litigation, the prevailing party of such action shall be entitled to an award of reasonable attorneys' fees and court costs.
39. **FAIR HOUSING.** Buyer and Seller understand that the Fair Housing Act and the New Mexico Human Rights Act prohibit discrimination in the sale or financing of housing on the basis of race, age (this covers protection for people with children under age 18 and pregnant women), color, religion, sex, sexual orientation, gender identity, familial status, spousal affiliation, physical or mental handicap, national origin or ancestry.
40. **COUNTERPARTS.** This agreement may be executed in one or more counterparts, each of which is deemed to be an original, and all of which shall together constitute one and the same instrument.
41. **GOVERNING LAW AND VENUE.** This Agreement is to be construed in accordance with and governed by the internal laws of the State of New Mexico without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New Mexico to the rights and duties of the parties. Each party hereby irrevocably consents to the jurisdiction and venue of the state and federal courts located in the county in which the Property or any portion of the Property is located in connection with any claim, action, suit, or proceeding relating to this Agreement and agrees that all suits or proceedings relating to this Agreement shall be brought only in such courts.
42. **SEVERABILITY**. If any portion of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.
43. **MULTIPLE BUYERS.** Each Buyer to this Agreement is jointly and severally liable for all obligations under this Agreement. In the event any Buyer should be unable to perform under this Agreement (due to death or incapacity) the remaining Buyer(s) shall continue to be obligated under this Agreement.
44. **AUTHORITY OF SIGNORS.** If Buyer or Seller is a corporation, partnership, estate, trust, limited liability company or other entity, the person signing this Agreement on its behalf warrants their authority to do so and to bind the Buyer or Seller for which they are signing.
45. **BUYER AND SELLER AUTHORIZATIONS**. Unless otherwise instructed in writing, with respect to the real estate transaction that is the subject of this Agreement, Seller and Buyer hereby authorize the following: the Title Company, Lender, Escrow Agent and their representatives to provide a copy of any and all loan estimates, Closing disclosures, other settlement statements and title documents to the Seller's and Buyer's respective Brokers; the Title Company to deliver any Title Company generated settlement statement(s), in its entirety (Seller and Buyer's information) to both the Seller and Buyer and their respective Brokers; and their respective Broker to be present for the Closin[redacted].
46. **SURVIVAL OF OBLIGATION.** The following Paragraphs shall surviv[redacted]
15, 18, 22-29, 32, 33, 35-38, 41, 46 and 48.

47. **FORCE MAJEURE.** Buyer or Seller shall not be required to perform any obligation under this Agreement or be liable to each other for damages so long as performance or non-performance of the obligation, or the availability of services, insurance or required approvals essential to Closing, is disrupted, delayed, caused or prevented by Force Majeure. "Force Majeure" means: hurricanes, floods, extreme weather, earthquakes, fire, or other acts of God, unusual transportation delays, or wars, insurrections, acts of terrorism, pandemics or diseases or any governmental authority taken in response to a pandemic. All time periods, including Closing Date, will be extended up to 10 days after the Force Majeure no longer prevents performance under this Agreement, provided, however, if such Force Majeure continues to prevent performance under this Agreement more than 30 days beyond Settlement/Signing Date, then either party may terminate this Agreement by delivering written notice to the other and any Earnest Money deposit shall be refunded to Buyer. This provision applies whether or not the underlying applicable event is foreseeable at the time of execution of this Agreement.

48. **SIGNIFICANCE OF INITIALS.** Initials signify that the Buyer and/or Seller has reviewed and understands the page or section; initials do not signify acceptance of the terms on the page or in the section. **By their signature hereto, the parties represent that they have reviewed, understand, accept and agree to the terms contained in this Agreement.**

49. **ACCEPTANCE, ENTIRE AGREEMENT, AMENDMENTS IN WRITING.** This offer is not considered accepted until fully executed by the Seller and delivered to the Buyer. Once fully executed and delivered, the parties have a legally binding contract. This Agreement, together with the following addenda and any exhibits referred to in this Agreement, contains the entire Agreement of the parties and supersedes all prior agreements with respect to the Property, which are not expressly set forth herein. All exhibits and addenda to this Agreement are incorporated into this Agreement as operative provisions unless otherwise stated in a counteroffer or subsequent amendment or addendum.

THIS AGREEMENT MAY BE MODIFIED ONLY BY *WRITTEN AGREEMENT* OF THE PARTIES.

☐ Addendum to Purchase Agreement – Back Up Offer (NMAR Form 1530)
☐ Addendum No. _____ (NMAR Form 5101 or 2300)
☐ Buyer's Closing & Funding Sale Contingency (NMAR Form 2503A)
☐ Buyer's Sale Contingency Addendum (NMAR Form 2503)
☐ Escalation Clause Addendum (NMAR Form 2111)
☐ Estimated Property Tax Levy
☐ Lead-Based Paint Addendum (NMAR Form 5112)
☐ Mortgage/Deed of Trust Addendum (NMAR Form 2507)
☐ Occupancy Agreement – Buyer/Seller (NMAR 2201/2202)
☐ Real Estate Contract Addendum (NMAR Form 2402)
☐ Residential Resale Condominium Addendum (NMAR Form 2302)
☐ Septic System Contingency Addendum (NMAR Form 5120A)
☐ Other ______________________________________
☐ Other ______________________________________

50. **EXPIRATION OF OFFER.** This offer shall expire unless acceptance is delivered in writing to Buyer or Buyer's Broker on or before 03/02/2023, at 11:59 ☐ a.m. ☒ p.m. Mountain Time. NOTE: UNTIL SELLER ACCEPTS THIS OFFER AND DELIVERS THE FULLY EXECUTED AGREEMENT, BUYER MAY WITHDRAW THIS OFFER AT ANY TIME.

⚠ ATTENTION BUYERS AND SELLERS ⚠

Buyers are encouraged to determine the availability of home and other inspectors the Buyer intends to engage PRIOR TO entering into this Agreement. Force Majeure events may impact the availability of home and other inspectors and vendors needed to conduct inspections and/or repairs. The parties are expected to deviate from their primary selection(s) of inspectors and/or vendor(s) when necessary to meet the inspection and repair deadlines in this Agreement. The parties should be cognizant of this when setting deadlines for inspections and repairs.

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

ATTENTION BUYERS AND SELLERS
THE OBLIGATIONS/RESPONSIBILITIES SET FORTH IN THE PURCHASE AGREEMENT ARE THOSE OF THE PARTIES TO THE PURCHASE AGREEMENT AND *NOT* OF THE BROKERS.

ATTENTION BUYERS AND SELLERS: WIRE FRAUD ALERT

- **Criminals are hacking email accounts of real estate Brokers, title companies, settlement attorneys and others, resulting in fraudulent wire instructions being used to divert funds to the account of the criminal.**
- **The emails look legitimate, but they are not.**
- **Buyer and Seller are advised not to wire any funds without personally speaking with the intended recipient of the wire to confirm the routing number and the account number.**
- **Buyer and Seller should NOT send personal information such as social security numbers, bank account numbers and credit card numbers except through secured email or personal delivery to the intended recipient.**

OFFER BY BUYER

BUYER ACKNOWLEDGES THAT BUYER HAS READ THE ENTIRE PURCHASE AGREEMENT AND UNDERSTANDS THE PROVISIONS THEREOF.

[redacted]

BUYER SIGNATURE | PRINTED NAME | OFFER DATE | TIME

BUYER SIGNATURE | PRINTED NAME | OFFER DATE | TIME

BUYER SIGNATURE | PRINTED NAME | OFFER DATE | TIME

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

SELLER'S RESPONSE

SELLER ACKNOWLEDGES THAT SELLER HAS READ THIS ENTIRE AGREEMENT AND UNDERSTANDS THE PROVISIONS HEREOF. ***(SELLER SHOULD SELECT ONE):***

ACCEPTANCE

☐ **SELLER ACCEPTS** this Offer and **AGREES** to sell the Property for the price and on the terms and conditions specified in this Agreement. **IF SELLER IS ACCEPTING THIS OFFER, SELLER SHOULD INITIAL ALL PAGES AND SIGN BELOW.**

SELLER(S)

SELLER SIGNATURE	PRINTED NAME	DATE	TIME
SELLER SIGNATURE	PRINTED NAME	DATE	TIME
SELLER SIGNATURE	PRINTED NAME	DATE	TIME
SELLER SIGNATURE	PRINTED NAME	DATE	TIME

COUNTEROFFER

☐ **SELLER REJECTS** and submits a **Counteroffer.** NMAR 5102 or NMAR 2111B

IF SELLER IS REJECTING THIS OFFER AND SUBMITTING A COUNTEROFFER, SELLER SHOULD NOT SIGN THIS AGREEMENT, BUT SHOULD INITIAL ALL PAGES [redacted]

NOTIFICATION OF MULTIPLE OFFERS

☐ **SELLER REJECTS** and submits a **Notification of Multiple Offers.** NMAR 5103 – Notification of Multiple Offers

IF SELLER IS REJECTING THIS OFFER AND SUBMITTING A NOTIFICATION OF MULTIPLE OFFERS, SELLER SHOULD NOT SIGN THIS AGREEMENT AND DOES NOT NEED TO INITIAL ANY /ALL PAGES BUT SHOULD INITIAL BELOW.

SELLER(S) ____________________

REJECTION

☐ **SELLER REJECTS THIS OFFER.**

IF SELLER IS REJECTING THIS OFFER, SELLER SHOULD NOT SIGN THIS AGREEMENT AND DOES NOT NEED TO INITIAL ANY/ALL PAGES BUT SHOULD INITIAL BELOW.

SELLER(S) ____________________

[redacted]

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

INDEX

Account Statement

BUSINESS REWARD MONEY MARKET
SAVINGS

FIRST REPUBLIC BANK
It's a privilege to serve you®

Statement Period: September 01, 2022-September 30, 2022

Account Number: XXXXXX[redacted]

ARRIVED HOLDINGS INC
5700 38TH AVE NE
SEATTLE, WA 98105-2209

[redacted]

Account Summary XXXXXX[redacted]

Beginning Balance	$0.00	Average Daily Balance	$10,656,666.67
Total Deposits and Credits	$17,519,719.27	Minimum Balance	$0.00
Total Withdrawals and Debits	$2,000,000.00-	Service Charges	$0.00
Total Checks Paid	$0.00	Interest Paid This Period	$19,719.27
Ending Balance	**$15,519,719.27**	Interest Year to Date	$19,719.27

Account Activity

Date	Description	Amount
	Deposits and Credits	
09/08	DEPOSIT TRANSFER TLR 01 BR 106 ARRIVED HOLDINGS I NC	$2,800,000.00
09/12	INTERNET TRANSFER FROM DDA# 80007594411 ON 09/12 AT 08:18	$9,200,000.00

[redacted]

ARRIVED ADDENDUM

[redacted]. In the event of any conflict between any language in this Arrived Addendum [redacted] Addendum") and the Purchase and Sale Agreement ("Agreement"), this Addendum shall [redacted]ontrol.

[redacted]. Buyer may assign the Agreement to any entity controlled or managed by Buyer without [redacted] striction.

[redacted]. Buyer shall have seven (7) business days from the last document received to review the Title Documents and HOA Documents (the "Review Period"):

"Title Documents" means the Title Commitment from the designated Title/Escrow Company and legible copies of all recorded instruments and exception documents including the vesting deed referenced in the Title Commitment.

"HOA Documents" means all documents applicable to such restrictive covenants, rules, or policies including, but not limited to (1) CCRs and Amendments; HOA Bylaws; Rules and Regulations/Policies of the HOA and (2) documents regarding the entities that promulgate such restrictive covenants, rules, or policies, colloquially known as the "HOA Resale Package," which includes, but is not limited to, the current year's budget and income/expense statement.

During the Review Period, Buyer may terminate the Agreement by providing written notice (including electronic written notice) to Seller and upon such termination, the earnest money shall be returned to Buyer, without demand or Seller's consent.

4. Seller shall, upon mutual execution and delivery of this Agreement, provide Buyer with the name and contact information of the HOA, if any. Seller is responsible for all costs to obtain and deliver the HOA Documents to Buyer.

5. Seller, at Seller's expense, shall keep the utilities in service until closing.

6. The closing date shall be on any Tuesday, Wednesday, or Thursday that is not a federal holiday. In the event the Agreement conflicts with this provision, the closing date shall be the next day meeting this requirement, and if any other provision of the Agreement is calculated relative to the closing date, it shall be adjusted accordingly.

7. Buyer shall use commercially reasonable efforts to secure binding flood and hazard insurance on the Property prior to closing. For the avoidance of doubt, "binding" insurance is either an accepted contract for insurance or an offer for insurance capable of acceptance by Buyer that cannot be revoked prior to closing. The inability of Buyer to secure binding flood and hazard insurance despite using commercially reasonable efforts constitutes a force majeure event.

8. If any party to the Agreement possesses rights to works relating to the listing of the Property (e.g., listing photos), such party grants Buyer a royalty-free irrevocable license to use such works in the regular and established course of business of Arrived Holdings, Inc. and its related companies (e.g., use on arrived.com).

9. Seller shall, upon mutual execution and delivery of this Agreement, notify Buyer which, if any, of the items below are found in the Property:

- Septic System
- Well
- Security System
- Natural Gas
- Liquid Propane
- Sprinkler System
- Heating Oil Tank (above or below ground)

For the avoidance of doubt, if the Agreement imposes other disclosure requirements on Seller, this paragraph shall supplement, not replace those other requirements.

